Filed Pursuant to Rule 424(b)(4)
Registration No. 333-214603

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated April 10, 2017

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED NOVEMBER 28, 2016

20,101,231 Shares

Class A Common Stock

The selling stockholders of Hostess Brands, Inc. identified in this prospectus supplement are offering shares of our Class A common stock. We are not selling any shares in this offering and will not receive any of the proceeds. We will bear all of the offering expenses other than the underwriting discounts and commissions.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “TWNK.” On April 7, 2017, the last reported sale price of our Class A common stock was $15.82 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and are subject to reduced public company reporting requirements. See “Risk Factors—The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.”

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-19 of this prospectus supplement, as well as those contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds to the selling stockholders	$	$

(1)	We have agreed to reimburse the underwriters for certain FINRA-related expenses. See “Underwriting.”

The underwriters have the option to purchase up to an additional 3,015,185 shares from the selling stockholders at the public offering price less the underwriting discount. They may exercise this option for 30 days.

The underwriters expect to deliver the shares of Class A common stock against payment in New York, New York on or about                     , 2017.

Credit Suisse	Morgan Stanley

Barclays	Deutsche Bank Securities	RBC Capital Markets	UBS Investment Bank

Prospectus Supplement dated                        , 2017

None of us, the selling stockholders, or the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date.

Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 28, 2016. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, the selling stockholders may offer and sell, from time to time, shares of our Class A common stock in one or more offerings.

The accompanying prospectus provides you with a general description of the Class A common stock. This prospectus supplement contains specific information about the terms of this offering of shares of Class A common stock by the selling stockholders named in this prospectus supplement. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus is superseded by the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of the Class A common stock will be made in any jurisdiction where the offer is not permitted.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements contained other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. Statements that constitute forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing our future operating performance and statements addressing events and developments that we expect or anticipate will occur are also considered as forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Investors are cautioned not to place undue reliance on any such forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by those forward-looking statements. Risks and uncertainties are identified and discussed in “Risk Factors.” All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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TRADEMARKS AND TRADE NAMES

This prospectus supplement includes our trademarks and service marks, including Hostess®, Twinkies®, Ding Dongs®, Ho Hos®, Donettes®, Zingers®, Sno Balls®, Suzy Q’s® and Dolly Madison®, which are protected under applicable intellectual property laws and are our property. This prospectus supplement may also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

NON-GAAP FINANCIAL MEASURES

To supplement our financial information presented in accordance with the U.S. generally accepted accounting principles (“GAAP”), we have presented adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, free cash flow and free cash flow conversion, each a non-GAAP financial measure. See “Prospectus Supplement Summary–Summary Consolidated Financial Information” for a definition and explanation of these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

We believe adjusted EBITDA and adjusted EBITDA margin are commonly used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. However, adjusted EBITDA and adjusted EBITDA margin should not be construed as alternatives to net income and net income margin under GAAP as indicators of operating performance or as alternatives to cash flow provided by operating activities under GAAP as measures of liquidity. Adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures reported by other companies. We have included adjusted EBITDA and adjusted EBITDA margin because we believe they provide management and investors with additional information to measure our performance.

Adjusted gross profit and adjusted gross margin are non-GAAP financial measures commonly used in our industry. However, they should not be construed as alternatives to gross profit and gross margin under GAAP as indicators of operating performance. Adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures reported by other companies. We have included adjusted gross profit and adjusted gross margin because we believe they provide management and investors with additional information to measure our performance. We believe the presentation of adjusted gross profit and adjusted gross margin is useful to investors because it is consistent with our definition of adjusted EBITDA.

Free cash flow and free cash flow conversion are non-GAAP financial measures commonly used in our industry. However, they should not be construed as alternatives to our cash flows under GAAP as measures of liquidity. Free cash flow and free cash flow conversion may not be comparable to similarly titled measures reported by other companies.

EXPLANATORY NOTE ON BUSINESS COMBINATION AND FINANCIAL STATEMENT PRESENTATION

Hostess Brands, Inc. (f/k/a Gores Holdings, Inc.) was originally incorporated in Delaware on June 1, 2015 as a special purpose acquisition company, or a SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On August 19, 2015, Gores Holdings, Inc. consummated its initial public offering (the “IPO”), following which its securities began trading on the Nasdaq Capital Market (“Nasdaq”).

S-iii

On November 4, 2016 (the “Acquisition Date”), in a transaction referred to as the “Business Combination,” Gores Holdings, Inc. acquired a controlling interest in Hostess Holdings, L.P. (“Hostess Holdings”), an entity owned indirectly by entities controlled by C. Dean Metropoulos and certain equity funds managed by affiliates of Apollo Global Management, LLC (the “Apollo Funds”). Hostess Holdings had acquired the Hostess brand and certain strategic assets out of the bankruptcy liquidation proceedings of its prior owner (“Old Hostess”), free and clear of all past liabilities, in April 2013, and relaunched the Hostess brand later that year.

In connection with the closing of the Business Combination, Gores Holdings, Inc. changed its name to “Hostess Brands, Inc.” and its trading symbols on Nasdaq from “GRSH,” and “GRSHW,” to “TWNK” and “TWNKW”.

Following the Business Combination, Mr. Metropoulos and entities controlled by him (the “Metropoulos Entities”) and the Apollo Funds continued as stockholders and Mr. Metropoulos became Executive Chairman of Hostess Brands, Inc. The Apollo Funds and one of the Metropoulos Entities are among the selling stockholders in this offering. See “Selling Stockholders.”

As a result of the Business Combination, for accounting purposes, Hostess Brands, Inc. is the acquirer and Hostess Holdings is the acquired party and accounting predecessor. Our financial statement presentation includes the financial statements of Hostess Holdings and its subsidiaries as “Predecessor” for periods prior to the completion of the Business Combination and of Hostess Brands, Inc., including the consolidation of Hostess Holdings and its subsidiaries, for periods from and after the Acquisition Date. For convenience, we have also included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed March 14, 2017, and incorporated herein by reference (the “2016 Form 10-K”) under “Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations” supplemental unaudited pro forma combined information for 2016 that gives effect to the Business Combination as if such transaction had been consummated on January 1, 2016. In addition, we have included herein under “Prospective Supplement Summary—Summary Consolidated Financial Information” supplemental unaudited pro forma information for the first quarter of 2016. Unless the context otherwise requires, references herein to our financial results for 2016 refer to such supplemental unaudited pro forma financial information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our Class A common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer, for periods prior to the completion of the Business Combination, to Hostess Holdings and its subsidiaries and, for periods upon or after the completion of the Business Combination, to Hostess Brands, Inc. and its subsidiaries, including Hostess Holdings and its subsidiaries. Our “Sponsor” refers to Gores Sponsor, LLC, a Delaware limited liability company and the principal stockholder of Gores Holdings, Inc. prior to the Business Combination, and the “The Gores Group” refers to The Gores Group LLC, an affiliate of our Sponsor. “Metropoulos Entities” refers to our Executive Chairman, C. Dean. Metropoulos and entities controlled by him that hold an equity stake in us. “Apollo Funds” refers to equity funds managed by affiliates of Apollo Global Management, LLC that indirectly hold an equity stake is us. “Legacy Hostess Equityholders” refer to the Apollo Funds and the Metropoulos Entities, collectively.

Company Overview

Hostess® has been an iconic American brand for generations. We offer a variety of new and classic treats under the Hostess® brand including Twinkies®, Cupcakes, Ding Dongs®, Ho Hos®, Donettes®, and Zingers® among others. In April 2013, we acquired the Hostess® and Dolly Madison® brands out of the bankruptcy liquidation proceedings of their prior owners, free and clear of all prior liabilities, contracts, deferred taxes and other “legacy” issues. After a brief hiatus in production, we began providing Hostess products to retailer partners and consumers nationwide in July 2013. By combining Hostess’ strong reputation with innovative technology and a Direct-To-Warehouse (“DTW”) business model, we rapidly recaptured market share. In nearly four years, we have invested approximately $160 million to upgrade our manufacturing footprint, implement new IT systems and enhance production efficiency through the installation of automated baking and packaging lines. These investments, combined with our DTW distribution model, have reestablished Hostess’ leading, premium brand position in the $6.5 billion U.S. Sweet Baked Goods (“SBG”) category and have increased our distribution channels and paved new growth opportunities for the Company. For 2016, on a pro forma combined basis, we had net revenue of $727.6 million, net income of $82.4 million, and adjusted EBITDA of $215.3 million.

Our DTW distribution model uses centralized distribution centers and common carriers to fill orders, with products generally delivered to our customers’ warehouses. This model has eliminated the need for Direct-Store-Delivery (“DSD”) routes and drivers which has allowed us to expand our core distribution while gaining access to new channels (e.g., further penetration into convenience, drug store, dollar, foodservice, and cash & carry). We have both renewed and added relationships with trusted retailers around the country.

As a highly fragmented category in both the United States and internationally, SBG represents a significant opportunity for further consolidation. Our business model and efficient DTW route-to-market strategy, along with highly sophisticated and modern systems, provide an ideal platform for adding other branded snacks to our portfolio. We maintain a highly-disciplined outlook on acquisitions, focusing on opportunities with large addressable markets. In addition, we believe our expertise in managing brands (led by our Executive Chairman, Mr. Metropoulos) and experience in operating packaged food businesses (under the leadership of our President and Chief Executive Officer, Bill Toler) gives us the specialized tools to position the Company as an attractive vehicle for future growth within the snacking universe.

We have been actively investing in new product development and pursuing acquisitions to further leverage our strong brand and to expand into new categories and markets to drive incremental growth. In April 2015, we launched Hostess® branded bread and buns to capitalize on the strength of our brand and to expand our product assortment in the small format channels, including convenience and drug store channels.

In May 2016, we purchased 100% of the stock of Superior Cake Products, Inc. (“Superior”), to expand into the in-store bakery (“ISB”) section of grocery and club retailers. Retailers are increasingly utilizing in-store bakery goods to provide a differentiated shopping experience and to showcase product offerings. Superior manufactures éclairs, madeleines, brownies, and iced cookies, and also offers preservative-free and gluten-free products. We believe there is growth potential by expanding Hostess® product offerings within the ISB section of grocery and club retailers.

The Industry Where Hostess Operates: Large and Attractive

Snacking is ubiquitous in the U.S. and continues to grow.

Nearly all U.S. consumers eat snacks at least once per day. According to Information Resources, Inc. (“IRI”), the average number of snacks consumed per person per day in the United States increased over 40%, from 1.9 to 2.7 between 2010 and 2015. The U.S. SBG category is one of the largest categories within the broader $110 billion U.S. snacking universe, with estimated retail sales of $6.5 billion in 2016 according to Nielsen U.S. total universe. The SBG category includes breakfast items (e.g., donuts, breakfast danishes, and muffins) and all-day snacking items (e.g., snack cakes, pies, bars, brownies, blondies, and cookies). According to The Nielsen Company, the Sweet Snacks category (Candy, Cookies, SBG) accounted for 50.4% of the Total Snacks category dollars, and is growing at 1.3% compared to Total Food & Beverage sales growth of 0.1% in 2016 vs the prior year. Hostess’ product offerings within the SBG category are characterized by highly impulse-driven purchase decisions, low price elasticity, and continued appeal across economic cycles. Hostess’ products benefit from increased snacking frequency driven by today’s busy lifestyles. According to IRI’s snacking survey, over 90% of consumers state that taste is important when looking for snacks, and Hostess is one of the leading providers of delectable and satisfying snack cakes in America. According to IRI’s 2016 “State of the Snack Food Industry” report, retail dollar sales of indulgent snacks in the U.S. grew 3.4% year over year, in-line with growth of the broader core snacks category and faster than the total retail food & beverage industry (2.9%). In fact, according to IRI, Hostess’ products participate in some of the fastest growing industry segments, such as Bakery Snacks (6.9% 2015 over 2014 growth) and donuts / pastries (6.7% 2015 over 2014 growth).

Hostess is a category and segment leader.

Hostess® is the second leading brand by market share within SBG. For the 52-week period ended February 25, 2017 our market share was 16.9% per Nielsen’s U.S. SBG category data. We have a #1 leading market position within the two largest SBG Segments; Donut Segment and Snack Cake Segment, and have a #2 leading market position in total Sweet Baked Goods, according to Nielsen U.S. total universe for the 52 weeks ended February 25, 2017. The Donut and Snack Cake Segments together account for 49% of the SBG categories’ total dollar sales. We believe that our importance to the SBG category is clearly evident through the sales decline the category experienced while Hostess® products were off store shelves. The U.S. SBG category contracted 8% during our hiatus, but subsequently grew to a 13% increase-a 21% point swing-during the 52 weeks ended February 25, 2017 period following our return. We have accounted for 76% of the category’s growth from the 52 weeks ended July 31, 2013 to the 52 weeks ended February 25, 2017. We account for 174.5% of the category’s growth in the latest 52 weeks ended February 25, 2017 vs. the prior year. All other brands contributed (74.5)% vs. one year ago.

Hostess $ share of SBG category[1]	U.S. SBG category growth

Since relaunch	Hostess hiatus[2]	Following relaunch[3]

1	Source: Nielsen U.S. total universe
2	Source: Nielsen U.S. total universe, 12 weeks ended 10/13/2012 vs 12 weeks ended 1/26/13
3	Source: Nielsen U.S. total universe, 52 weeks ended 07/06/2013 vs 52 weeks ended 2/25/17

Competitive landscape.

Hostess® is #2 in the U.S. SBG category. The top three brands account for 59% of the SBG retail sales according to Nielsen, while the rest of the category remains fairly fragmented. With limited private label penetration within the category (4% market share vs. 18%1 for overall packaged food), consumers have shown a strong preference for trusted brands within the SBG category. The leading positions are solidified through extensive product portfolios, strong brand awareness, established distribution capabilities and long-standing relationships with critical high-volume retailers. Furthermore, high levels of capital investment are required to establish manufacturing and distribution capabilities of meaningful scale, providing additional barriers to entry.

Consumers favor on-the-go breakfast consumption.

Over 50% of the $6.5 billion SBG category is the breakfast sub-category, consisting of donuts ($1.5 billion), breakfast sweet goods ($1.3 billion) and muffins ($482 million) according to Nielsen U.S. total universe for the 52 weeks ended February 25, 2017. Convenience and brand preference continue to influence snack selection, as over half of U.S. consumers rate portability as a key attribute in breakfast items as according to Mintel. These consumption trends play to our strengths as our products conveniently come packaged in both single-serve and multipack varieties. In addition, we have launched a line of Hostess whole grain mini muffins, jumbo muffins, danishes, and glazed donuts, which have been well-received as new breakfast offerings.

Our Competitive Strengths

Leading brands synonymous with American snacking.

We believe that we have maintained our brand power and category awareness for nearly a century by satisfying consumers’ need for fun, light-hearted treats. We believe our portfolio of highly recognized products is synonymous with American snacking, and there is perhaps no better indicator of this than our 90%+ brand awareness, according to a Harman Atchison study in 2014. We believe that we have established our leadership position in the SBG segment through the strength and quality of our products, developing and promoting a brand that unites our loyal consumer base and by pricing our products at a reasonable premium to other snacking alternatives.

[1]	Source: Nielsen U.S. total universe, 52 weeks ended 2/25/17

We take great pride in baking an assortment of classic American treats such as Twinkies®, Donettes®, Cupcakes, Sno Balls®, Ding Dongs®, Zingers®, Ho Hos®, and Suzy Q’s®. Each brand has established its own identity and fan base, with brands appearing in movies, TV shows and other pop culture venues. We believe the Hostess brand is perceived as fun, dynamic, innovative and part of American popular culture. Our most famous brand, Twinkies® continues to gain visibility as a cultural icon including through successful campaigns around movie releases including X-Men, The Minions and the 2016 summer movie release, Ghostbusters. We currently have over 1.2 million Facebook fans and approximately 93,500 Twitter followers as well as prominent visibility on YouTube and Instagram.

Strong position at retailers.

We believe consumers and retailers alike recognize Hostess, and our breadth of products, as a leading brand and umbrella for the whole category. Our broad product portfolio offers the unique opportunity to expand shelf space, particularly in newly obtained and newly accessible channels. While Old Hostess was limited by its DSD model, we have been able to leverage the DTW model to expand our core distribution while gaining access to other whitespace channels (i.e., certain convenience, drug, dollar, foodservice, and cash & carry). As a result, we have both renewed and added relationships with trusted retailers around the country, once again stocking shelves with our products. We believe that our DTW model, along with the strength of our premium positioning, allows us to offer retailers attractive margins that incentivize further distribution of our products.

The New Hostess is an innovation engine.

When we relaunched Hostess, we set out to challenge the status quo business model of our competitors. We established our innovative DTW distribution model and heavily invested in machinery and equipment at our bakeries, which has resulted in energy, labor and time savings, along with the ability to achieve efficiently made quality products. These investments paved the way for new product innovation. Unlike Old Hostess, whose DSD model required new products to be manufactured on various lines in multiple facilities in order to facilitate distribution across the country, we can now leverage our existing infrastructure and produce new products on one line in one facility. Centralized production allows us to continually innovate and bring new products to market while not disrupting the production of our existing product portfolio.

We are devoted to maintaining our iconic brands while contemporizing in order to stay relevant with consumers into the future. We believe that to support our premium position, we must continually evolve with changing consumer preferences and trends. As such, we have created an infrastructure that allows us to remain flexible. Our new pre-built, retail-ready corrugated displays allow retailers to take full or partial pallets of product through our warehouses and have them ready for display. We continue to develop new flavors and platforms, and have a robust innovation pipeline that expands the Hostess brand across categories. Recent product launches include whole grain mini muffins, Suzy Q’s® snack cakes (a product re-launch), and Hostess Sweet Shop™ brownies. In August 2016, we launched a line of Deep Fried Twinkies® in the freezer aisle. Collectively, we believe our product launches have been successful and augmented our top line growth. Product launches in 2016 have resulted in pro forma combined net revenue of $44.0 million for the year ended December 31, 2016. In addition, the recent acquisition of Superior provides us a presence in the ISB category. Net revenue for Superior was $26.7 million for the period from the acquisition date of May 10, 2016 through December 31, 2016, and accounted for 4% of our pro forma combined net revenue for 2016.

DTW Distribution Model.

We believe our DTW distribution model has created a substantial whitespace opportunity, which is one of the key drivers that we expect to fuel our future growth. We have greater access to convenience, drug and dollar stores. Distributing to these channels under a DSD model can be inefficient due to small average drop size. Similarly, we have an opportunity to continue building distribution in the drug store channel after having successfully established a strong presence. Historically, DSD snack cake companies have competed with candy and tobacco distributors; however, our DTW model has enabled us to partner with these third-party distributors who can profitably penetrate both the convenience store and drug store channels and who are looking for opportunities to gain share in the SBG category. For 2016, convenience and drug stores accounted for 34.4% of pro forma combined net revenues. We have established a strong presence and market share in the drug store channel and are focused on continuously expanding coverage of convenience stores. These partnerships further expand our distribution reach in a highly efficient manner and we believe they will add to our growth potential going forward.

Highly efficient and profitable business model.

The DTW distribution model is a significant change from Old Hostess’ DSD system, which utilized company owned trucks and company employed union drivers to serve over 5,500 routes. Today all transportation and shipping is done through third-parties to warehouse locations. Transportation and distribution costs as a percentage of net sales have been reduced by nearly 1800 basis points, historically—34% and now running—16% of net revenue.2 We are investing heavily in automation, which allows for improved product quality, consistency and efficiency. However, the benefits of our industry redefining model are felt even after our products leave the bakery. By shipping products using prebuilt, shippable display cases through our DTW network, we believe we now offer retailers an enhanced merchandising asset and the ability to execute nationwide marketing campaigns with retail-ready displays placed in stores across the country all on the same day. Given the impulse driven nature of the category, in-store displays are a key differentiator in driving sales velocities.

Our new business model is supported by cost-advantaged manufacturing and distribution, expanded channel / retail store reach, enhanced in-store merchandising capabilities, and offers retailers attractive margins that incentivize further distribution of our products.

Experienced team with an entrepreneurial spirit.

We believe our Company culture is an integral part of our strategy, built on entrepreneurship, innovation, collaboration and a competitive spirit. Embodying these tenets is a strong and experienced management team, led by our CEO, Bill Toler, and our Executive Chairman, Dean Metropoulos. Bill Toler has over 30 years of industry experience and previously served as CEO of AdvancePierre Foods. Dean Metropoulos has been involved in many successful transactions involving brands such as Chef Boyardee, Duncan Hines, Ghirardelli Chocolate, Bumble Bee Tuna, Pabst Blue Ribbon, Premier Foods (the biggest UK food company), and Mumm and Perrier Jouet Champagnes. Dean Metropoulos has over 30 years of experience revamping iconic brands throughout the consumer space. In addition, we believe we have a strong supporting cast of senior leaders working in tandem with our management team. Key team members have on average over 19 years of industry experience and expertise across all business functions.

Our Growth Strategy

Our strategy is to be the premium sweet baked goods market leader in the United States by driving industry leading growth that outpaces our SBG peers. This growth will be driven by further strengthening the core business, innovation and line extensions and taking advantage of whitespace opportunities.

Further strengthening the Core Business.

We plan to capitalize on the strength of the Hostess brand, positive market trends, and our attractive retailer economics in order to generate new customers and increase the number of stores carrying our products. Unlike

[2]	Based on internal data, transportation and delivery costs include freight, brokerage, bracket and pickup allowance, distribution centers and stock transport order costs. Net revenue may not be directly comparable due to differences in pricing structure and levels at the Company compared to Old Hostess.

Old Hostess, we now have the ability to unlock the potential afforded by the extended reach of warehouse distribution. Continued distribution and market share gains are expected to come from traditional channels (“core expansion”), with the remainder expected to come from untapped or under-developed whitespace channels (“whitespace opportunity”).

Our master brand strategy, combined with investments in highly effective marketing and brand-building, has resulted in what we believe to be one of the strongest brand equities in snacking.

While we have re-established and grown Hostess’ presence throughout the traditional channels in which Old Hostess previously operated, there remains further opportunity to close the gap in market share relative to Old Hostess’ penetration. By expanding points of distribution, increasing SKU assortments and recapturing shelf space in existing retailers, we plan to continue our sales growth. Our top three products (Donettes®, Twinkies® and Cupcakes) have All Commodity Volume (“ACV”) distribution rates in core channels that are 25% to 50% (based on Nielsen 52 weeks ending February 25, 2017) higher than the average rate achieved by other products in our portfolio. These high levels are directly correlated to the focused approach we implemented on these three products during the relaunch. By applying this tailored and focused approach to our other existing product lines, we will work with retailers to expand the average number of SKUs offered and attempt to materially reduce this gap. The average number of products selling at core retailers today is approximately 22 and we have a number of retailers that have substantially larger shelf sets than the average.

One area of focus is the previously under-served channel of independent convenience stores and small grocery stores. Similarly, we have an opportunity to continue to build distribution in the drug store and club channels. Importantly, the DTW model enables us to partner with third party distributors (e.g., McLane, Core-Mark) who can profitably penetrate both the convenience and drug store channels and who are looking for opportunities to gain share in the SBG category. Our transition to DTW has created a significant opportunity for distributors to enter the SBG category and partnerships with leading distributors are expected to add materially to our growth going forward.

We believe that impulse purchase decisions are another fundamental driver of retail sales in the SBG category, which makes prominent in-store placement an essential growth lever. The DTW model provides us with a competitive advantage through the ability to utilize retail-ready corrugated displays. These pre-built displays are visually impactful, produced economically, and require minimal in-store labor to assemble or load, thus providing cost-efficient display vehicles that benefit both the retailer and us alike. Preloaded displays also allow us full control over our brand marketing, which allows us to execute retailer-wide campaigns regionally or nationally in a consistent manner, providing a unique competitive advantage across the entire SBG category, which is predominantly DSD-served.

Innovation and Line Extensions.

We understand the need to continually evolve while maintaining the tradition and offerings our loyal consumer base has come to know and love. We have been actively investing in new product development and building our long-term pipeline, leveraging our innovation pipeline and commercialization process to bring new products to market in a timely fashion. Our product innovation strategy is organized around four key objectives:

•	Complementing our existing product offering by launching classic products not yet launched or entirely new products in SBG sub-segments where we currently do not compete;

•	Launching line extensions to drive sub-brand reach;

•	Unlocking new consumer segments with new benefits and / or occasions; and

•	Expanding into new categories and markets to drive highly incremental growth.

New product innovation is designed to further leverage our brand equity with consumers, while also further penetrating retailers’ shelves. For example, in 2015 we developed a portfolio of bread products under the Hostess label. The Hostess bread launch was designed for small format channels, (e.g., convenience, drug and dollar) that often cannot get full or consistent service and pricing across their total retail footprint from independent DSD drivers. With extended shelf life (“ESL”) bread via DTW, we can now provide a consistent branded solution to bread service and pricing. In just one year after launch, we have grown our bread share of total combined convenience and drug store channels to 21.5%, making us the number one selling bread brand, behind private label, in these combined channels for the 52 weeks ended February 25, 2017.

We continue to research “better-for-you” concepts, while being true to the indulgent nature of our products. We are exploring opportunities to remove certain negatives (e.g., partially hydrogenated oils, artificial flavors and colors) in our products while increasing the positive nutritional elements. In 2016, we launched Hostess® Mini Muffins with Whole Grain as a differentiator within the category.

Whitespace opportunity.

Our warehouse distribution model has created the potential for us to profitably distribute our products with a significantly further reach than Old Hostess. We are penetrating the grocery channel with our Frozen Retail business, supported by our Deep Fried Twinkies® and licensing arrangements. We will seek to grow our business within food service through a relationship with a national distributor. We have products that are now packaged for sale in Mexico, the United Kingdom and Canada. Our products are also sold on various e-commerce platforms.

In May 2016, we acquired Superior in order to expand our market and product offerings in the In-Store Bakery (ISB) section of the grocery and club retailers. Retailers are increasingly utilizing in-store bakery goods to provide a differentiated shopping experience and to showcase product offerings. Superior manufactures eclairs, madeleines, brownies, and iced cookies, and also offers preservative free and gluten free products. We believe there is also a strong growth potential by expanding Superior’s product offerings within the ISB section of grocery and club retailers.

Platform for future acquisitions.

We believe we serve as a platform for growth within the broader branded snacking universe. Within the highly fragmented SBG category, there exists the opportunity to drive value creation through acquisitions by leveraging our platform, infrastructure and performance driven management culture. Our highly skilled and seasoned leadership is committed to seeking-out opportunities that add new capabilities and product attributes (e.g., Better-for-you) to our already broad offerings. Our experienced management includes several individuals with a proven track-record of successfully managing and acquiring consumer businesses. We believe our scale, access to capital and management experience will allow us to consider both small and large acquisitions in the future and to integrate them in a seamless fashion.

Executive Offices

Our executive offices are located at 1 East Armour Boulevard, Kansas City, Missouri. Our telephone number is (816) 701-4600. Our website is located at www.hostessbrands.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

Recent Developments

Preliminary First Quarter 2017 Financial Results

We expect to report for the first quarter of 2017 net revenue in the range of $180.5 million to $184.5 million, compared to pro forma net revenue of $160.2 million for the first quarter of 2016; net income in the range of $22.9 million to $24.9 million, compared to pro forma net income of $12.3 million for the first quarter of 2016; and adjusted EBITDA in the range of $51.5 million to $54.5 million, compared to pro forma adjusted EBITDA of $48.1 million for the first quarter of 2016. The increases are partially attributable to the results of Superior, which we acquired in May 2016, as well as increased sales from distribution and product innovation initiatives and market share gains in our core products. A reconciliation of net income to adjusted EBITDA is set forth below.

Hostess Brands, Inc. Adjusted EBITDA

Unaudited Reconciliation

Amounts in millions	Range of estimates	Pro Forma
	Quarter ended March 31, 2017	Quarter ended March 31, 2016
Net income attributable to Class A shareholders	$15.2 – 16.5	$8.0
Net income attributable to noncontrolling interest	7.7 – 8.4	4.3

Net income	22.9 – 24.9	12.3

Plus non-GAAP adjustments:
Income tax provision	8.6 – 9.6	4.9
Interest expense, net	10.0	13.2
Depreciation and amortization	9.0	9.0
Other expense	0.5	1.3
Loss on sale/abandonment of property and equipment and bakery shutdown costs	—	7.4
Share based compensation	0.5	—

Adjusted EBITDA	$51.5 – 54.5	$48.1

Note Regarding Preliminary Results We have not yet finalized our financial results for the first quarter of 2017. The preliminary estimated financial results set forth above are subject to revision pending the completion of the accounting and financial reporting processes necessary to complete our financial closing procedures and our financial statements for the first quarter of 2017. The foregoing preliminary estimated financial results have been prepared by management, which believes that they have been prepared on a reasonable basis, and represent, to the best of management’s knowledge, our expected reported results.

The preliminary estimated financial results were not prepared with the view to complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of preliminary estimated results of operations.

Comparisons are to financial results for the first quarter of 2016, presented on a pro forma basis giving effect to the Business Combination as if it had occurred on January 1, 2016. See “—Summary Consolidated Financial Information—Supplemental Unaudited Pro Forma Financial Information for the First Quarter of 2016.”

THE OFFERING

Class A common stock offered by the selling stockholders	20,101,231 shares (including 521,739 shares of Class A common stock to be issued in exchange for an equal number of shares of Class B common stock)

Class A common stock to be outstanding after this offering (assuming no exercise of the underwriters’ option to purchase additional shares)	99,207,656 shares

Class B common stock to be outstanding after this offering (assuming no exercise of the underwriters’ option to purchase additional shares)	31,183,249 shares

Total	130,390,905 shares

Option to purchase additional shares	The underwriters have the option to purchase up to 3,015,185 additional shares (including up to 78,261 shares of Class A common stock to be issued in exchange for an equal number of shares of Class B common stock) from the selling stockholders at the public offering price less the underwriting discount. They may exercise that option for 30 days.

Use of proceeds	The selling stockholders will receive all of the proceeds from this offering. We will not receive any proceeds from the sale of shares in this offering. See “Selling Stockholders.”

Risk factors	See “Risk Factors” beginning on page S-19 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Dividend Policy	The payment of dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends is within the discretion of our Board. Further, the terms of our indebtedness limit our ability to declare dividends.

Nasdaq Capital Market symbol	“TWNK”

The number of shares of common stock to be outstanding before and after this offering is based on 98,685,917 shares of our Class A common stock and 31,704,988 shares of our Class B common stock outstanding as of April 7, 2017, which excludes:

•	18,750,000 shares of Class A common stock issuable upon the exercise of 37,500,000 warrants to acquire one-half of a share at an exercise price of $5.75 per half share issued in our initial public offering (the “Public Warrants”);

•	9,500,000 shares of Class A common stock issuable upon the exercise of 19,000,000 warrants to acquire one-half of a share at an exercise price of $5.75 per share issued to our Sponsor concurrently with our initial public offering (the “Private Warrants”);

•	6,715,000 shares of Class A common stock reserved for issuance under the Hostess Brands, Inc. 2016 Equity Incentive Plan;

•	Up to 8,250,000 shares of Class A common stock (or Class B units of Hostess Holdings and corresponding shares of Class B common stock exchangeable for an equal number of shares of Class A common stock) issuable to the Metropoulos Entities upon the achievement of certain EBITDA targets for 2017 and 2018 under the terms of the agreement governing the Business Combination and Mr. Metropoulos’ employment arrangements (the “Earnout Shares”). No amounts were accrued in respect of the Earnout Shares as of December 31, 2016, as we determined it was not probable that the EBITDA targets would be met; and

•	31,704,988 shares of Class A common stock reserved for issuance upon conversion of our Class B common stock into Class A common stock.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables summarize our consolidated financial and other data and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our 2016 Form 10-K incorporated by reference herein.

As a result of the Business Combination, we are the acquirer for accounting purposes and Hostess Holdings is the acquiree and accounting predecessor. Our financial statement presentation includes the financial statements of Hostess Holdings as “Predecessor” for periods prior to November 4, 2016 and of the Company for periods beginning November 4, 2016, including the consolidation of Hostess Holdings. We have derived the historical financial data set out below from our audited consolidated financial statements included in our 2016 Form 10-K incorporated by reference herein. We have also included in our 2016 Form 10-K, under the heading “ltem 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Supplemental Unaudited Pro Forma Combined Financial Information,” supplemental pro forma combined financial information for 2016 that gives effect to the Business Combination as if such transaction had been consummated on January 1, 2016. We have derived the pro forma combined financial data set out below from such supplemental unaudited pro forma combined financial information.

Our historical and pro forma results set forth below are not necessarily indicative of results to be expected for any future period.

Consolidated Statement of Operations Data

	2016			2015	2014
(In thousands except for per share data)	From November 4, 2016 Through December 31, 2016	From January 1, 2016 through November 3, 2016	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
	(Successor)	(Predecessor)	Pro forma combined	(Predecessor)	(Predecessor)
Net revenue	$111,998	$615,588	$727,586	$620,815	$554,695
Gross profit	38,714	266,529	315,979	262,203	233,932
Operating income (loss)	(9,607)	122,872	168,360	155,908	119,467
Income (loss) before income taxes	(16,247)	60,864	115,304	88,760	81,464

Net income (loss)	$(8,485)	$60,425	$82,442	$88,760	$81,464
Less: Net income (loss) attributable to the non-controlling interest	(4,081)	3,214	28,698	4,507	4,267

Net income (loss) attributable to Class A Shareholders	$(4,404)	$57,211	$53,744	$84,253	$77,197

Earnings (loss) per Class A share:
Basic	$(0.05)		$0.55
Diluted	$(0.05)		$0.54
Weighted-average shares outstanding
Basic	97,792		97,612
Diluted	97,792		100,185

Consolidated Statement of Cash Flows Data

The following table sets forth selected elements of our Consolidated Statement of Cash Flows:

	2016		2015	2014
	Successor	Predecessor	Predecessor	Predecessor
(In thousands)	From November 4, 2016 through December 31, 2016	From January 1, 2016 through November 3, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Net cash provided by operating activities	13,611	102,221	132,972	108,329
Net cash provided by (used in) investing activities	(428,196)	(76,579)	17,880	(91,393)
Net cash used in financing activities	(232,345)	(31,596)	(296,002)	(9,769)

Consolidated Balance Sheet Data

The following table sets forth selected elements of our Consolidated Balance Sheet:

	Successor	Predecessor
(In thousands)	December 31, 2016	December 31, 2015
Cash and cash equivalents	$26,855	$64,473
Property and equipment, net	153,224	128,078
Total assets	2,847,892	643,529
Long-term debt and capital lease obligation	993,374	1,193,667
Non-controlling interest	334,192	(37,991)

Other Financial Data

The following table sets forth adjusted EBITDA:

	2016			2015	2014
	Successor	Predecessor	Pro Forma Combined	Predecessor	Predecessor
(In thousands)	From November 4, 2016 through December 31, 2016	From January 1, 2016 through November 3, 2016	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Adjusted EBITDA	$31,894	$183,409	$215,303	$177,930	$145,343

Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income under GAAP as an indicator of operating performance or as an alternative to cash flow provided by operating activities under GAAP as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt.

We define adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization, and (iii) income tax provision and as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments set forth below. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, adjusted EBITDA:

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

Our presentation of adjusted EBITDA does not exclude the normal annual cash payments associated with our employment arrangements with Mr. Metropoulos as the Chief Executive Officer and/or Executive Chairman. These amounts were $0.1 million for the Successor period November 4, 2016 to December 31, 2016, $4.2 million for the Predecessor period January 1, 2016 to November 3, 2016; $3.6 million for the pro forma combined year ended December 31, 2016; $4.3 million for the year ended December 31, 2015 (Predecessor); and $4.5 million for the year ended December 31, 2014 (Predecessor). Following completion of the Business Combination, these cash expenses will be approximately $0.3 million annually.

The following table sets forth a reconciliation of adjusted EBITDA to net income, and our adjusted EBITDA margin, free cash flow and free cash flow conversion.

	2016	2016		2015	2014
	Successor	Predecessor	Pro Forma Combined	Predecessor	Predecessor
(In thousands)	From November 4, 2016 through December 31, 2016	From January 1, 2016 through November 3, 2016	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Net income (loss)	$(8,485)	$60,425	$82,442	$88,760	$81,464
Plus non-GAAP adjustments:
Income tax provision	(7,762)	439	32,862	—	—
Interest expense, net	6,649	60,384	51,441	50,011	37,447
(Gain) loss on debt extinguishment(i)	(763)	—	(763)	25,880	—
Depreciation and amortization	5,843	10,265	36,520	9,836	7,113
Executive chairman agreement termination and execution(ii)	26,747	—	—	—	—
Unit-based compensation	—	3,891	—	1,381	372
Other expense (income)(iii)	751	1,624	2,375	(8,743)	556
Business Combination Transaction Costs(iv)	—	31,832	575	—	—
Impairment of property and equipment(v)	—	7,300	7,300	2,700	13,241
Loss on sale/abandonment of property and equipment and bakery shutdown costs(vi)	—	2,551	2,551	4,182	5,150
Inventory fair value adjustment(vii)	8,914	—	—	—	—
Special employee incentive compensation(viii)	—	4,698	—	3,923	—

Adjusted EBITDA	$31,894	$183,409	$215,303	$177,930	$145,343

Net Revenue	$111,998	$615,588	$727,586	$620,815	$554,695
Adjusted EBITDA Margin (Adjusted EBITDA divided by Net Revenue)	28.5%	29.8%	29.6%	28.7%	26.2%
Capital Expenditures	$6,494	$28,633	$35,127	$25,082	$51,073
Free cash flow (Adjusted EBITDA minus Capital Expenditures)	$25,400	$154,776	$180,176	$152,848	$94,270
Free cash flow conversion (Free cash flow divided by Adjusted EBITDA)	79.6%	84.4%	83.7%	85.9%	64.9%

(i)	For the Successor period November 4, 2016 through December 31, 2016 and pro forma combined year ended December 31, 2016, we recorded a gain on extinguishment of debt of $0.8 million, which consisted of penalties of $3.0 million, the write-off of deferred financing costs of $0.2 million, net of debt premium write-offs of approximately $4.0 million. For the year ended December 31, 2015 (Predecessor), we recorded a loss on extinguishment of debt of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million.
(ii)	For the Successor period November 4, 2016 through December 31, 2016, we expensed $26.7 million related to stock awarded to Mr. Metropoulos as required under his new employment arrangements following the Business Combination.

(iii)	For the Successor period November 4, 2016 through December 31, 2016, we recorded expenses of $0.8 million which primarily consisted of legal and professional fees and other post-Business Combination costs such as fees related to securities filings. For the Predecessor period from January 1, 2016 through November 3, 2016, other expense consisted of transaction costs attributable to the pursuit of a potential acquisition that has since been abandoned, offset partially by a gain from the settlement of the Grain Craft peanut recall matter of approximately $0.8 million. See “Risk Factors—Our recent product recalls have increased our costs and may negatively impact our brands’ reputation, and future recalls could adversely affect our business.” For the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to the pursuit of a potential sale transaction. For the year ended, December 31, 2014, other expense was $0.6 million.
(iv)	For the Predecessor period from January 1, 2016 through November 3, 2016, Business Combination transaction costs consisted primarily of professional and legal costs.
(v)	For the period January 1, 2016 through November 3, 2016, and for the pro forma combined year ended December 31, 2016, we closed multiple production lines at the Indianapolis, Indiana bakery and transitioned production to other facilities resulting in a loss of $7.3 million.
(vi)	For the period January 1, 2016 through November 3, 2016, and for the pro forma combined year ended December 31, 2016, we incurred a loss on a sale/abandonment of property and bakery shutdown costs of $0.3 million, primarily due to utilities, insurance, taxes and maintenance expenses related to the Schiller Park, Illinois bakery. In addition, we incurred losses of approximately $2.6 million related to equipment that we no longer intended to use or had idled.
(vii)	For the Successor period November 4, 2016 through December 31, 2016, we re-measured inventory at fair value at the Acquisition Date, resulting in additional non-cash cost of goods sold of $8.9 million.
(viii)	For the Predecessor period January 1, 2016 through November 3, 2016, a special bonus payment of $2.5 million and $2.2 million was paid to employees at the bakery facilities and corporate employees, respectively, as compensation for their efforts in the Business Combination. For the year ended December 31, 2015, a special bonus payment of $2.6 million and $1.3 million was paid to employees at the bakery facilities and corporate employees, respectively, as compensation for their efforts in the recapitalization of the Company.

The following table sets forth adjusted gross profit and adjusted gross margin:

	From November 4, 2016 through December 31, 2016	From January 1, 2016 through November 3, 2016	(unaudited) Pro forma combined Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
(in thousands)	(Successor)	(Predecessor)		(Predecessor)	(Predecessor)
Net revenue	$111,998	$615,588	$727,586	$620,815	$554,695
Cost of goods sold	73,284	346,864	411,607	355,963	320,763
Special employee incentive compensation	—	2,195	—	2,649	—

Gross Profit—US GAAP	$38,714	$266,529	$315,979	$262,203	233,932
Add back:
Special employee incentive compensation(i)	—	2,195	—	2,649	—
Inventory fair value adjustment(ii)	8,914	—	—	—	—

Adjusted Gross Profit	47,628	$268,724	$315,979	$264,852	$233,932

Gross Margin—US GAAP	34.6%	43.3%	43.3%	42.2%	42.2%
Adjusted Gross Margin	42.5%	43.7%	43.4%	42.7%	42.2%

(i)	For the Predecessor period January 1, 2016 through November 3, 2016, a special bonus payment of $2.2 million was paid to employees at the bakery facilities as compensation for their efforts in the Business Combination. For the year ended December 31, 2015, a special bonus payment of $2.6 million was paid to employees at the bakery facilities as compensation for their efforts in the recapitalization of Hostess.
(ii)	For the Successor period November 4, 2016 through December 31, 2016, the Company re-measured inventory at fair value at the Business Combination date, resulting in additional non-cash cost of goods sold of $8.9 million.

Supplemental Unaudited Pro Forma Financial Information for the First Quarter of 2016

The unaudited pro forma statement of operations for the quarter ended March 31, 2016 presents our consolidated results of operations giving pro forma effect as if the Business Combination had occurred as of January 1, 2016. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information, as applicable.

The Business Combination was accounted for using the acquisition method of accounting. The initial estimated fair values of the acquired assets and assumed liabilities as of the Acquisition Date, which are based on the consideration paid and our estimates and assumptions, are reflected herein. The total purchase price of approximately $2.4 billion to acquire Hostess Holdings has been allocated to the assets acquired and assumed liabilities of Hostess Holdings based upon estimated fair values at the date of acquisition. Third party valuation specialists conducted analyses in order to assist our management in determining the fair values of the acquired assets and liabilities assumed. We have completed our review of the purchase consideration and estimated fair value of assets acquired and liabilities assumed at the date of acquisition. The unaudited pro forma consolidated financial information is included for informational purposes only and does not purport to reflect the results of operations of Hostess Brands, Inc. that would have occurred had the Business Combination occurred as of January 1, 2016.

The unaudited pro forma financial information contains a variety of adjustments, assumptions and estimates, is subject to numerous other uncertainties and the assumptions and adjustments as described in the accompanying notes hereto and should not be relied upon as being indicative of our results of operations had the Business Combination occurred on January 1, 2016. The unaudited pro forma financial information also does not project our results of operations for any future period or date.

The pro forma adjustments give effect to the items identified in the pro forma table below in connection with the Business Combination.

Hostess Brands, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Quarter Ended March 31, 2016

	Historical (i)			Pro Forma
(in thousands)	Quarter ended March 31, 2016	Pro Forma Adjustments		Quarter ended March 31, 2016
Net revenue	$160,217	$—		$160,217
Cost of goods sold	89,892	258	ii	90,150

Gross profit	70,325	(258)		70,067
Operating costs and expenses:
Advertising and marketing	7,199	—		7,199
Selling expense	6,795	—		6,795
General and administrative	9,638	(56)	ii	9,582
Amortization of customer relationships	156	6,033	iii	6,189
Impairment of property and equipment	7,267	—		7,267
Loss on sale/abandonment of property and equipment and bakery shutdown costs	180	—		180
Business combination transaction costs	215	(215)	iv	—
Related party expenses	1,235	—		1,235

Total operating costs and expenses	$32,685	$5,762		$38,447

	Historical (i)			Pro Forma
(in thousands)	Quarter ended March 31, 2016	Pro Forma Adjustments		Quarter ended March 31, 2016
Operating income	37,640	(6,020)		31,620
Other expense:
Interest expense, net	17,849	(4,624)	v	13,225
Other (income) expense	1,254	—		1,254

Total other expense	$19,103	$(4,624)		$14,479

Income (loss) before income taxes	18,537	(1,396)		17,141
Income taxes	—	4,883	vi	4,883

Net income (loss)	18,537	(6,279)		12,258
Less: Net income attributable to the noncontrolling interest	928	3,369	vii	4,297

Net income attributable to Class A Shareholders	$17,609	$(9,648)		$7,961

i.	The amounts in these columns represent our Hostess Holdings historical results of operations for the periods reflected.
ii.	Represents the adjustment to depreciation expense associated with the allocation of purchase price to property and equipment.
iii.	Represents additional amortization expense associated with the fair value recognized for customer relationships in connection with the Business Combination.
iv.	This adjustment consists primarily of legal and professional fees and other costs associated with the Business Combination.
v.	Represents the reduction in interest expense due to the repayment of Hostess Holdings debt pursuant to the terms of the Business Combination.
vi.	Represents the effective income tax rate of 28.5%, giving effect to the noncontrolling interest, a partnership for income tax purposes.
vii.	Represents the elimination of historical income attributable to the noncontrolling interest and attributes a portion of the pro forma income to the noncontrolling interest created in the Business Combination. Income is allocated to the noncontrolling interest based on its pro rata share of the total equity of Hostess Holdings.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our Class A common stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment.

Risks Related to Our Business

Maintaining, extending and expanding our reputation and brand image are essential to our business success.

We have many iconic brands with long-standing consumer recognition. Our success depends on our ability to maintain our brand image for our existing products, extend our brands to new platforms, and expand our brand image with new product offerings.

We seek to maintain, extend, and expand our brand image through marketing investments, including advertising and consumer promotions, and product innovation. Increasing attention on the role of food marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on our advertising, consumer promotions and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our brands. Moreover, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brands and reputation. If we do not maintain, extend, and expand our brand image, then our product sales, financial condition and operating results could be materially and adversely affected.

Our intellectual property rights are valuable, and our failure to protect them could reduce the value of our products and brands.

We consider our intellectual property rights, including our trademarks, trade names, copyrights, trade secrets and trade dress, to be a significant and valuable part of our business. We attempt to protect our intellectual property rights by taking advantage of a combination of applicable laws, copyright registrations, trademark registrations and/or applications for our trademarks, third-party agreements (including non-disclosures, assignments, distribution and/or manufacturing, licenses, consents and co-existence) and policing and enforcement of third-party misuse or infringement of our intellectual property. Our failure to obtain or adequately protect our intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections of our intellectual property, may diminish our competitiveness and could materially harm our business. In addition, third-party claims of intellectual property infringement might require us to pay monetary damages or enter into costly license agreements. We also may be subject to injunctions against development and sale of certain of our products.

Any litigation regarding intellectual property (including third party infringement claims or litigation initiated by us to protect our intellectual property rights) could be costly and time-consuming and could divert management’s and other key personnel’s attention from our business operations. Any of the occurrences outlined above could materially and adversely affect our reputation, product sales, financial condition and operating results.

We may be unable to leverage our brand value to compete against lower-priced alternative brands.

In nearly all of our product categories, we compete with lower-priced alternative products. Our products must provide higher value and/or quality to our consumers than alternatives, particularly during periods of economic uncertainty. Consumers may not buy our products if relative differences in value and/or quality between our products and retailer or other economy brands change in favor of competitors’ products or if consumers perceive this type of change. If consumers choose the lower-priced brands, then we could lose market share or sales volumes, which could materially and adversely affect our product sales, financial condition, and operating results. We may be unable to correctly predict, identify and interpret changes in consumer preferences and demand and offer new products to meet those changes.

Consumer preferences for food and snacking products change continually. Our success will depend on our ability to predict, identify and interpret the tastes, dietary habits, packaging and other preferences of consumers and to offer products that appeal to these preferences. Moreover, weak economic conditions, recession or other factors could affect consumer preferences and demand. If we do not offer products that appeal to consumers or if we misjudge consumer demand for our products, our sales and market share will decrease and our profitability could suffer.

We continually introduce new products or product extensions and our operating results and growth will depend upon the market reception of such new products. There can be no assurance that new products will find widespread acceptance among consumers, and unsuccessful product launches may decrease our profitability and damage our brands’ reputation.

In addition, prolonged negative perceptions concerning the health implications of certain food products could influence consumer preferences and acceptance of some of our products and marketing programs. For example, consumers are increasingly focused on health and wellness, including weight management and reducing sugar consumption. We might be unsuccessful in our efforts to effectively respond to changing consumer preferences and social expectations. Continued negative perceptions and failure to satisfy consumer preferences could materially and adversely affect our reputation, product sales, financial condition and operating results.

We operate in a highly competitive industry.

The SBG business is highly competitive. Numerous brands and products compete for shelf space and sales, with competition based primarily on product quality, brand recognition and loyalty, price, trade promotion, consumer promotion, customer service, and the ability to identify and satisfy emerging consumer preferences. We face competition from other large national bakeries, smaller regional operators, supermarket chains with their own private labeled brands, grocery stores with their own in-store bakery departments and diversified food companies. Our competitors include a significant number of companies of varying sizes, including divisions, subdivisions, or subsidiaries of larger companies. Many of these competitors have multiple product lines, substantially greater financial and other resources available to them, and may be substantially less leveraged than us. We may not be able to compete successfully with these companies. Competitive pressures or other factors could cause us to lose market share, which may require us to lower prices, increase marketing and advertising expenditures, or increase the use of discounting or promotional campaigns, each of which could materially and adversely affect our margins and could result in a decrease in our operating results and profitability.

Our growth may be limited by our inability to maintain or add additional shelf or retail space for our products.

Our results will depend on our ability to drive revenue growth, in part, by expanding the distribution channels for our products. However, our ability to do so may be limited by our inability to secure additional shelf or retail space for our products. Shelf and retail space for sweet baked goods is limited and subject to competitive and other pressures, and there can be no assurance that retail operators will provide us sufficient shelf space for our products to enable us to meet our growth objectives. If we are unable to maintain or increase our shelf or retail space, we could experience an adverse impact on our financial condition and operating results.

Our success will depend on our continued ability to produce and successfully market products with extended shelf life.

We have invested to extend our product shelf life, while maintaining our products’ taste, texture and quality. Extended shelf life is an important component of our DTW model. Our ability to produce and successfully market existing and new products with this extended shelf life, while maintaining taste, texture and quality, is essential to our success. If we are unable to continue to produce products with extended shelf life or if the products are not accepted by consumers, we could be forced to make changes to our distribution model and that could have an adverse effect on product sales, financial condition and operating results.

We may be unable to drive revenue growth in our key products or add products that are faster-growing and more profitable.

The SBG industry’s overall growth is linked to population growth. Our future results will depend on our ability to drive revenue growth in our key products. Because our operations are concentrated in North America, where growth in the SBG industry has been moderate, our success also depends in part on our ability to enhance our portfolio by adding innovative new products. There can be no assurance that new products will find widespread acceptance among consumers. Our failure to drive revenue growth in our key products or develop innovative new products could materially and adversely affect our profitability, financial condition and operating results.

Commodity, energy, and other input prices are volatile and may rise significantly.

We purchase and use large quantities of commodities, including flour, sweeteners, edible oils and compound coating to manufacture our products. In addition, we purchase and use significant quantities of corrugate and films to package our products. We are also exposed to changes in energy prices, which impact both our manufacturing and distribution costs. Prices for commodities, other supplies and energy are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, currency fluctuations, severe weather or global climate change, consumer, industrial or investment demand, and changes in governmental regulation and trade, alternative energy, and agricultural programs. Rising commodity, energy, and other input costs could materially and adversely affect our cost of operations, including the manufacture, transportation, and distribution of our products, which could materially and adversely affect our financial condition and operating results.

Although we monitor our exposure to commodity prices as an integral part of our overall risk management program, and seek to utilize forward buying strategies through short-term and long-term advance purchase contracts, to lock in prices for certain high-volume raw materials, packaging components and fuel inputs, these strategies may not protect us from increases in specific raw materials costs. Continued volatility or sustained increases in the prices of commodities and other supplies we purchase could increase the costs of our products, and our profitability could suffer. Moreover, increases in the prices of our products to cover these increased costs may result in lower sales volumes. If we are not successful in our hedging activities, or if we are unable to price our products to cover increased costs, then commodity and other input price volatility or increases could materially and adversely affect our financial condition and operating results.

If we lose one or more of our major customers, or if any of our major customers experience significant business interruption, our operating results could be adversely affected.

We have several large customers that account for a significant portion of our sales. Wal-Mart and its affiliates are our largest customers and represented approximately 21.1% of our pro forma combined net revenue for the year ended December 31, 2016. Cumulatively, including Wal-Mart, our top ten customers accounted for 60.6% of pro forma combined net revenue for the year ended December 31, 2016.

We do not have long-term supply contracts with any of our major customers. The loss of one or more major customers, a material reduction in sales to these customers as a result of competition from other food manufacturers, or the occurrence of a significant business interruption of our customers’ operations would result in a decrease in our revenue, operating results, and earnings.

Our geographic focus makes us particularly vulnerable to economic and other events and trends in North America.

We operate in North America and, therefore, are particularly susceptible to adverse regulations, economic climate, consumer trends, market fluctuations, including commodity price fluctuations or supply shortages of our key ingredients, and other adverse events. The concentration of our businesses in North America could present challenges and may increase the likelihood that an adverse event in North America would materially and adversely affect our product sales, financial condition and operating results.

The consolidation of retail customers could adversely affect us.

Retail customers may continue to consolidate, resulting in fewer customers for our business. Consolidation also produces larger retail customers that may seek to leverage their position to improve their profitability by demanding improved efficiency, lower pricing, increased promotional programs, or specifically tailored products. In addition, larger retailers have the scale to develop supply chains that permit them to operate with reduced inventories or to develop and market their own retailer brands. Retail consolidation and increasing retailer power could materially and adversely affect our product sales, financial condition, and operating results.

Retail consolidation also increases the risk that adverse changes in our customers’ business operations or financial performance will have a corresponding material and adverse effect on us. For example, if our customers cannot access sufficient funds or financing, then they may delay, decrease, or cancel purchases of our products, or delay or fail to pay us for previous purchases, which could materially and adversely affect our product sales, financial condition, and operating results.

Our results could be adversely impacted as a result of increased labor and employee-related expenses.

Inflationary pressures and any shortages in the labor market could increase labor costs, which could have a material adverse effect on our consolidated operating results or financial condition. Our labor costs include the cost of providing employee benefits, including health and welfare, and severance benefits. The annual costs of benefits vary with increased costs of health care and the outcome of collectively-bargained wage and benefit agreements.

Higher health care costs and labor costs due to statutory and regulatory changes could adversely affect our business.

Under the U.S. Patient Protection and Affordable Care Act (the “ACA”), we are required to provide affordable coverage, as defined in the ACA, to all employees, or otherwise be subject to a payment per employee based on the affordability criteria in the ACA. Changes to the ACA have been proposed in Congress, but we cannot predict the outcome of these legislative initiatives or their impact on us. Additionally, some states and localities have passed state and local laws mandating the provision of certain levels of health benefits by some employers. Increased health care and insurance costs could have a material adverse effect on our business, financial condition and operating results. In addition, changes in other federal or state workplace regulations could adversely affect our business, financial condition and operating results.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, overtime, family leave, safety standards, payroll taxes, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. As our employees are paid at rates set above, but related to, the applicable minimum wage, further increases in the minimum wage could increase our labor costs. Significant additional government regulations could materially adversely affect our business, financial condition and operating results.

A portion of our workforce belongs to unions. Failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages could cause our business to suffer.

Approximately 31% of our employees, as of December 31, 2016, are covered by collective bargaining agreements and other employees may seek to be covered by collective bargaining agreements. Strikes or work stoppages or other business interruptions could occur if we are unable to renew these agreements on satisfactory terms or enter into new agreements on satisfactory terms, which could impair manufacturing and distribution of our products or result in a loss of sales, which could adversely impact our business, financial condition or operating results. The terms and conditions of existing, renegotiated or new collective bargaining agreements could also increase our costs or otherwise affect our ability to fully implement future operational changes to enhance our efficiency or to adapt to changing business needs or strategy.

We may be subject to product liability claims should the consumption of any of our products cause injury, illness or death.

We sell food products for human consumption, which involves risks such as product contamination or spoilage, mislabeling, product tampering and other adulteration of food products. Consumption of a mislabeled, adulterated, contaminated or spoiled product may result in personal illness or injury. We could be subject to claims or law suits relating to an actual or alleged illness or injury, and we could incur liabilities that are not insured or exceed our insurance coverage. Even if product liability claims against us are not successful or fully pursued, these claims could be costly and time consuming and may require our management to spend time defending the claims rather than operating the business. In addition, publicity regarding these claims could adversely affect our reputation.

Our recent product recalls have increased our costs and may negatively impact our brands’ reputation, and future recalls could adversely affect our business.

On June 3, 2016, we announced the voluntary recall of approximately 710,000 cases of various products as a direct result of the recall by the Company’s supplier, Grain Craft, of certain lots of its flour for undeclared peanut residue. These products could have posed a risk to consumers with peanut allergies because the products potentially contained low levels of undeclared peanut residue. While we believe we have taken all appropriate steps to address this issue, the recall resulted in increased costs and could negatively affect our brands’ reputation. In addition, on January 9, 2017, we announced the voluntary recall of our Holiday White Peppermint Hostess® Twinkies® because of a recall of the milk powder ingredients used in the confectionary coating used in the product. The confectionary coating contained milk powder ingredient recalled due to a concern of Salmonella contamination. The recall could result in lost sales and negatively affect our brands’ reputation.

In the future, a product that has been actually or allegedly misbranded or becomes adulterated could result in product withdrawals or recalls, destruction of product inventory, negative publicity, temporary plant closings, substantial cost of compliance or remediation, and potentially significant product liability judgments against us. Any of these events could result in a loss of demand for our products, which would have a material adverse effect on our financial condition, operating results or cash flows. We could also be adversely affected if consumers lose confidence in our product quality, safety and integrity generally.

Unanticipated business disruptions could adversely affect our ability to provide our products to our customers.

Factors that are hard to predict or beyond our control, like weather, natural disasters, fire, explosions, terrorism, political unrest, generalized labor unrest or health pandemics could damage or disrupt our operations. In addition, our operations could be disrupted by a material equipment failure. We do not have significant redundant operating equipment to allow for such disruptions. Accordingly, if we do not effectively respond to disruptions in our operations, for example, by replacing capacity at our manufacturing locations, or cannot quickly repair damage to our information, production or supply systems, we may be late in delivering or unable to deliver products to our customers. If that occurs, we may lose our customers’ confidence, and long-term consumer demand for our products could decline. These events could materially and adversely affect our product sales, financial condition and operating results.

We rely on third parties for significant services that are important to our business, and their failure to perform could adversely affect our business, financial condition and operating results.

We operate a DTW distribution system that utilizes third-party centralized distribution centers and common carriers to transport a substantial majority of our products. While this has expanded our distribution reach and reduced delivery costs, we are dependent upon third parties to effectively distribute our products. Any failure by us to deliver our products in a timely manner would have an adverse impact on our sales and our reputation. In addition, we rely on third parties for sales and marketing services. We do not have long-term contracts with any of these third party service providers. Accordingly, any termination by a third party provider of their services to us, or any failure by these third parties to perform their obligations to us, would have a material adverse impact on our business and operating results.

Legal claims or other regulatory enforcement actions could subject us to civil and criminal penalties.

As a large food company, we operate in a highly regulated environment with constantly evolving legal and regulatory frameworks. Various laws and regulations govern food production, storage, distribution, sales, advertising and marketing, as well as licensing, trade, labor, tax and environmental matters, and health and safety practices. Government authorities regularly change laws and regulations and their interpretations. Consequently, we are subject to heightened risk of legal claims or other regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that our employees, contractors, or agents will not violate our policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition, and operating results.

Our insurance may not provide adequate levels of coverage against claims.

We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business and operating results.

We are subject to laws and regulations relating to protection of the environment, worker health, and workplace safety. Costs to comply with these laws and regulations, or claims with respect to environmental, health and safety matters, could have a significant negative impact on our business.

Our operations are subject to various federal, state and local laws and regulations relating to the protection of the environment, health and safety, including those governing the discharge of pollutants into the air and water, the management and disposal of solid and hazardous materials and wastes, employee exposure to hazards in the workplace and the cleanup of contaminated sites. We are required to obtain, maintain and comply with environmental permits for many of our operations, and sometimes we are required to install pollution control equipment or to implement operational changes to limit air emissions or wastewater discharges and/or decrease the likelihood of accidental releases of hazardous materials or otherwise to comply with such laws or regulations. We could incur substantial costs, including cleanup costs, civil or criminal fines or penalties, and third-party claims for property damage or personal injury as a result of any violations of environmental laws and regulations, noncompliance with environmental permit conditions or contamination for which we may be responsible that is identified or that may occur in the future. Such costs may be material.

Under certain environmental laws, we may be liable for the costs of investigation, removal or remediation of certain hazardous or toxic substances, as well as related costs of investigation and damage to natural resources, at various properties, including our current and former properties and the former properties of our predecessors, as well as off-site waste handling or disposal sites that we or our predecessors have used. Liability may be jointly and severally imposed upon us without regard to whether we knew of or caused the presence of such hazardous or toxic substances. Any such locations, or locations that we may acquire in the future, may result in liability to us under such laws or expose us to third-party actions such as tort suits based on alleged conduct or environmental conditions. In addition, we may be liable if hazardous or toxic substances migrate from properties for which we may be responsible to other properties.

In addition to regulations applicable to our operations, failure by any of our suppliers to comply with regulations, or allegations of compliance failure, may disrupt their operations and could result in potential liability. Even if we were able to obtain insurance coverage or compensation for any losses or damages resulting from the noncompliance of a supplier with applicable regulations, our brands and reputation may be adversely affected by negative perceptions of our brands stemming from such compliance failures.

We cannot predict what environmental or health and safety laws or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted. We also cannot predict the amount of future expenditures that may be required in order to comply with such environmental or health and safety laws or regulations or to respond to environmental claims.

Our operations are subject to regulation by the Food and Drug Administration (“FDA”), Federal Trade Commission (the “FTC”) and other governmental entities, and such regulations are subject to change from time to time which could impact how we manage our production and sale of products.

Our operations are subject to extensive regulation by the FDA, the FTC and other national, state, and local authorities. For example, we are subject to the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or Current Good Manufacturing Practice, and specifies the recipes for certain foods. Our processing facilities and products are subject to periodic inspection by federal, state, and local authorities. In January 2011, the Food Safety Modernization Act was signed into law. The law increased the number of inspections at food facilities in the U.S. in an effort to enhance the detection of food-borne illness outbreaks and order recalls of tainted food products. The FTC and other authorities regulate how we market and advertise our products, and we could be the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our operating results to be adversely affected.

We seek to comply with applicable regulations through a combination of employing internal personnel to ensure quality-assurance compliance and contracting with third-party laboratories that conduct analysis of products for the nutritional-labeling requirements. Compliance with regulations is costly and time-consuming.

Failure to comply with applicable laws and regulations or maintain permits and licenses relating to our operations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material adverse effect on our business and operating results.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business and operating results. In particular, the new presidential administration has indicated its intent to pursue comprehensive regulatory reform. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and operating results.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; and

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

The new presidential administration has indicated its intent to propose comprehensive tax reform. We cannot predict whether such changes will be favorable or unfavorable to our tax position.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Our business operations could be disrupted if our information technology systems fail to perform adequately.

The efficient operation of our business depends on our information technology systems, some of which are managed by third-party service providers. We rely on our information technology systems to effectively manage our business data, communications, supply chain, order entry and fulfillment, and other business processes. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies, and the loss of sales and customers, causing our business and operating results to suffer. In addition, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and viruses. Any such damage or interruption could have a material adverse effect on our business.

We may not successfully identify or complete strategic acquisitions, alliances, divestitures or joint ventures.

From time to time, we may evaluate acquisition candidates, alliances or joint ventures that may strategically fit our business objectives or we may consider divesting businesses that do not meet our strategic objectives or growth or profitability targets. For example, on May 10, 2016, we acquired Superior. These activities may present financial, managerial, and operational risks including, but not limited to, diversion of management’s attention from existing core businesses, difficulties integrating or separating personnel and financial and other systems, inability to effectively and immediately implement control environment processes across a diverse employee population, adverse effects on existing or acquired customer and supplier business relationships, and potential disputes with buyers, sellers or partners. In addition, to the extent we undertake acquisitions, alliances or joint ventures or other developments outside our core geography or in new categories, we may face additional risks related to such developments. Any of these factors could materially and adversely affect our product sales, financial condition, and operating results.

We may be unable to hire or retain and develop key personnel or a highly skilled and diverse workforce or manage changes in our workforce.

We must hire, retain and develop a highly skilled and diverse workforce. We compete to hire new personnel in the many regions in which we manufacture and market our products and then to develop and retain their skills and competencies. Unplanned turnover or failure to develop adequate succession plans for leadership positions or hire and retain a diverse workforce with the skills and in the locations we need to operate and grow our business could deplete our institutional knowledge base and erode our competitiveness.

We also face increased personnel-related risks. These risks could lead to operational challenges, including increased competition for employees with the skills we require to achieve our business goals, and higher employee turnover, including employees with key capabilities. Furthermore, we might be unable to manage changes in, or that affect, our workforce appropriately or satisfy the legal requirements associated with how we manage and compensate our employees.

These risks could materially and adversely affect our reputation, ability to meet the needs of our customers, product sales, financial condition and operating results.

Risks Related to the Business Combination and Our Capital Structure

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt, and prevent us from meeting our obligations under our indebtedness.

We are highly leveraged. As of December 31, 2016, our total balance on long term debt, excluding deferred financing charges, discount and premium, was approximately $1.0 billion. Our high degree of leverage could have important consequences, including:

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities or to pay dividends;

•	exposing us to the risk of increased interest rates because all of our borrowings, including our borrowings under our credit facilities, are at variable rates;

•	making it more difficult for us to make payments on our indebtedness;

•	increasing our vulnerability to general economic and industry conditions;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	subjecting us to restrictive covenants that may limit our flexibility in operating our business;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, and general corporate or other purposes; and

•	placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

Despite our significant leverage, we may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our significant leverage.

We may be unable to obtain additional financing to fund our operations and growth.

We may require additional financing to fund our operations or growth. The failure to secure additional financing could have a material adverse effect on our continued development or growth. None of our officers, directors or stockholders is required to provide any financing to us.

The Gores Group, the Apollo Funds and the Metropoulos Entities have significant influence over us.

As of April 7, 2017, The Gores Group, the Apollo Funds, and the Metropoulos Entities beneficially own approximately 50% of our common stock, including approximately 33% of our Class A common stock and 100% of our Class B common stock. Following the completion of this offering (assuming no exercises of the underwriters’ option to purchase an additional 3,015,185 shares), the Apollo Funds will own approximately 2.6% of our common stock, the Metropoulos Entities will own approximately 24.9% of our common stock (including 100% of our Class B common stock) and the Gores Group will own approximately 12.8% of our common stock. Holders of our Class B stock are entitled to vote on all matters presented to the Company’s stockholders, but do not have any economic rights to the distributions of the Company. As long as The Gores Group, the Apollo Funds and the Metropoulos Entities own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.

Pursuant to the Executive Chairman Director Agreement entered into with Mr. Metropoulos, Mr. Metropoulos serves as the Executive Chairman of our board. The Executive Chairman Director Agreement provides that, for so long as the Metropoulos Entities in the aggregate hold at least 7.5% of the capital stock of the Company on a fully-diluted basis, Mr. Metropoulos will have the right to designate one member for election to the board, which designee will be Mr. Metropoulos himself so long as he is employed as Executive Chairman.

The Gores Group’s, the Apollo Funds’ and the Metropoulos Entities’ interests may not align with the interests of our other stockholders. The Gores Group, the Apollo Funds and the Metropoulos Entities are all in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Gores Group, the Apollo Funds and the Metropoulos Entities may also pursue acquisition opportunities that may be complementary to our business.

We are required to pay the Legacy Hostess Equityholders for a significant portion of the tax benefit relating to any additional tax depreciation or amortization deductions we claim as a result of any step up in the tax basis of the assets of our operating subsidiaries resulting from the Metropoulos Entities’ exchange of shares of Class B common stock and Class B units of Hostess Holdings for shares of our Class A common stock.

Class B units in Hostess Holdings may be exchanged (together with the cancellation of shares of our Class B common stock) by the holders thereof for, at the Company’s election, shares of Class A common stock, on a one-for-one basis (subject to customary anti-dilution adjustments), or the cash equivalent of such shares. The exchanges may result in increases to our share of the tax basis of the tangible and intangible assets of our operating subsidiaries that otherwise would not have been available, although the U.S. Internal Revenue Service may challenge all or part of that tax basis increase, and a court could sustain such a challenge by the U.S. Internal Revenue Service. These increases in tax basis, if sustained, may reduce the amount of tax that we would otherwise be required to pay in the future.

We are party to a Tax Receivable Agreement that provides for the payment by us to the Legacy Hostess Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B units; (iv) imputed interest deemed to be paid by the Company as a result of payments that it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments that the Company makes under the Tax Receivable Agreement. It is expected that we will benefit from the remaining 15% cash savings, if any, in income tax that we realize.

If our dividend policy is materially different than the distribution policy of Hostess Holdings, upon the exchange of any Class B units, the limited partners of Hostess Holdings could receive a disproportionate interest in the aggregate distributions by our operating subsidiaries that have not been distributed by us.

We and the Metropoulos Entities are limited partners of Hostess Holdings. To the extent Hostess Holdings distributes to its limited partners a greater share of income received from our operating subsidiaries than we distribute to our stockholders, then any of the Metropoulos Entities who participate in such distribution by Hostess Holdings and subsequently exercise their rights to exchange limited partnership units in Hostess Holdings for Class A common stock may receive a disproportionate interest in the aggregate distributions by our operating subsidiaries that have not been distributed by us. The reason is that such Metropoulos Entity could receive both (i) the benefit of a distribution by Hostess Holdings to its limited partners, including such Metropoulos Entity, and (ii) the benefit of a distribution by the Company to the holders of Class A common stock, including such Metropoulos Entity. Consequently, if our dividend policy does not match the distribution policy of Hostess Holdings, other holders of Class A common stock as of the date of an exchange could experience a reduction in their interest in the profits previously distributed by our operating subsidiaries that have not been distributed by us. Our current dividend policy could result in distributions to our common stockholders that are different from the distributions made by Hostess Holdings to its limited partners.

Our only significant asset is our ownership interest in our operating subsidiaries and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We have no direct operations and no significant assets other than our ownership interest in our operating subsidiaries. We depend on our operating subsidiaries for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends with respect to our common stock, and to satisfy our obligations under the Tax Receivable Agreement. The financial condition and operating requirements of our operating subsidiaries may limit our ability to obtain cash from our operating subsidiaries. The earnings from, or other available assets of, our operating subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

The ability of our operating subsidiaries (other than subsidiaries which have been designated as unrestricted pursuant to our ability to do so in certain limited circumstances) to make distributions, loans and other payments to us for the purposes described above and for any other purpose are governed by the terms of our credit facilities, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit will be subject to the investment covenants contained therein, which provide for several exceptions including, among others (i) a general investment basket equal to the greater of a fixed dollar amount and a percentage of EBITDA and (ii) an unlimited investment basket based on satisfying a total net leverage ratio on a pro forma basis. Similarly, any dividends, distributions or similar payments will be subject to the dividends and distributions covenant under such credit facilities, which also provide for several exceptions including, among others (i) for payment of overhead and certain fees and expenses of parent companies, (ii) for tax distributions, subject to certain limitations, (iii) a general dividend and distribution basket equal to the greater of a fixed dollar amount and a percentage of EBITDA and (iv) an unlimited dividend and distribution basket based on satisfying a total net leverage ratio on a pro forma basis.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we conducted due diligence in connection with the Business Combination, we cannot assure you that this diligence surfaced all material issues that may be present in our business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize in a manner not consistent with our risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the company or its securities. Accordingly, our stockholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy statement relating to the Business Combination contained an actionable material misstatement or material omission.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there was no public market for the equity of Hostess and trading in the shares of the Class A common stock of the Company was not active. As an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of the companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or incurring additional debt;

•	the volume of shares of our Class A common stock available for public sale;

•	any major change in our board or management;

•	sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or operating results. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Risks Related to Our Class A Common Stock and This Offering

Resales of the shares of Class A common stock issued in the Business Combination could depress the market price of our Class A common stock.

There may be a large number of shares of Class A common stock sold in the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. Following the completion of this offering (assuming no exercise of the underwriters’ option to purchase an additional 3,015,185 shares), the Apollo Funds will beneficially own 3,388,212 shares of Class A common stock and the Gores Group and the Metropoulos Entities will beneficially own 50,447,613 shares of Class A common stock (including (i) all 31,183,249 shares of Class B common stock beneficially owned by the Metropoulos Entities which may be exchanged for a like number of shares of Class A common stock in certain circumstances, and (ii) 9,500,000 shares of Class A common stock that may be acquired by the Gores Group and the Metropoulos Entities upon the exercise of the Private

Warrants). All such shares have been registered for resale pursuant to the registration statement of which this prospectus supplement is part. Although the Apollo Funds, the Gores Group and the Metropoulos Entities will enter into lock-up agreements with the underwriters restricting public sales until May 31, 2017, following such date all or a portion of such shares may be offered for sale to the public or otherwise freely transferred.

In addition, we have registered 7,150,000 shares of Class A common stock for issuance (of which 435,000 shares have been issued as restricted stock awards) under the Hostess Brands, Inc. 2016 Equity Incentive Plan, which shares may be freely sold in the public market upon issuance, subject to Rule 144 volume limitations applicable to affiliates and any vesting conditions.

Such sales of shares of Class A common stock or the perception of such sales may depress the market price of our Class A common stock.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to general market and economic conditions. An active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If securities or industry analysts cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A common stock adversely, then the price and trading volume of our Class A common stock could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts may cease to publish research on us. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following August 19, 2020, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because we had pro forma combined net revenues during our last calendar year of approximately $727.6 million, and we currently anticipate that the market value of our Class A common stock that is held by non-affiliates may exceed $700 million as of June 30, 2017, although we cannot assure that it will exceed such amount, if we expand our business, increase our revenues, or the value of our Class A common stock remains at current levels or increases, we may cease to be an emerging growth company prior to August 19, 2020.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A common stock less attractive because we will rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results.

We are required to comply with Section 404 of the Sarbanes Oxley Act, which requires, among other things, that companies maintain disclosure controls and procedures to ensure timely disclosure of material information, and that management review the effectiveness of those controls on a quarterly basis. Effective internal controls are necessary for us to provide reliable financial reports and to help prevent fraud, and our management and other personnel devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations increased our legal and financial compliance costs and make some activities more time-consuming and costly. We cannot be certain that we will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes Oxley Act. Section 404 of the Sarbanes-Oxley Act also requires us to evaluate annually the effectiveness of our internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K. As discussed in our 2016 Form 10-K under the heading “Item 9A-Controls and Procedures,” the design of internal control over financial reporting for the Company following the Business Combination has required and will require significant time and resources from management and other personnel. Therefore, management was unable, without incurring unreasonable effort and expense, to conduct an assessment of our internal control over financial reporting, and accordingly, in compliance with SEC guidance we did not include a management report on internal control over financial reporting in our 2016 Form 10-K. If we fail to maintain the adequacy of our internal controls, we cannot assure you that we will be able to conclude in the future that we have effective internal control over financial reporting and/or we may encounter difficulties in implementing or improving our internal controls, which could harm our operating results or cause us to fail to meet our reporting obligations. If we fail to maintain effective internal controls, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and may also result in delayed filings with the SEC.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of seasonality and several other factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets;

•	fluctuations in commodity prices; and

•	actions by our competitors (e.g., pricing promotions).

Fluctuations in our operating results due to the foregoing or other factors could cause our results to fall below the expectations of securities analysts and investors, resulting in a decline in our stock price.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

•	a staggered board providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our board;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the right of our board to elect a director to fill a vacancy created by the expansion of our board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of our common stock; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares offered hereby. We will not receive any proceeds from this offering.

In connection with this offering, we will incur certain issuance costs, consisting of various registration, printing and professional services fees. We will expense these costs as incurred.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2016. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our 2016 Form 10-K incorporated by reference herein.

As of December 31, 2016 (in thousands, except share data)
Cash and cash equivalents	$26,855

Long-term debt and capital lease obligation (excluding current portion)	$993,374
Stockholders’ equity:
Undesignated preferred stock, par value $0.0001 per share; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A common stock, par value $0.0001 per share 200,000,000 shares authorized; 98,250,917 issued and outstanding	10
Class B common stock, par value $0.0001 per share 50,000,000 shares authorized; 31,704,988 issued and outstanding	3
Class F common stock, par value $0.0001 per share 10,000,000 shares authorized; no shares issued and outstanding	—
Additional paid-in capital	912,824
Retained earnings (accumulated deficit)	(15,618)

Total stockholders’ equity	897,219
Total capitalization	$1,890,593

MARKET PRICE RANGE OF COMMON STOCK

Our Class A common stock and warrants are currently quoted on Nasdaq under the symbols “TWNK” and “TWNKW,” respectively. Through November 4, 2016, our Class A common stock, warrants, and units were quoted under the symbols “GRSH,” “GRSHW,” and “GRSHU,” respectively. Upon consummation of the Business Combination, we separated our units, which were sold in our IPO, into their component securities of one share of Class A common stock and one warrant, and the units ceased public trading.

The following table sets forth the high and low sales prices for shares of our Class A common stock and warrants for the quarterly periods indicated, as reported on Nasdaq:

	Class A Common Stock(1)		Public Warrants(2)
	High	Low	High	Low
Fiscal 2015:
Not applicable	$—	$—	$—	$—
Not applicable	$—	$—	$—	$—
Not applicable	$—	$—	$—	$—
Fourth Quarter	$10.00	$9.60	$0.40	$0.28
Fiscal 2016:
First Quarter	$10.00	$9.50	$0.40	$0.21
Second Quarter	$9.80	$9.50	$0.36	$0.16
Third Quarter	$11.16	$9.72	$1.38	$0.25
Fourth Quarter	$13.50	$10.67	$1.98	$1.13
Fiscal 2017:
First Quarter	$16.48	$12.75	$3.00	$1.73
Second Quarter (through April 7, 2017)	$16.04	$15.39	$2.85	$2.56

On April 7, 2017, the last reported sales price of our Class A common stock was $15.82 per share, and the last reported sales price of our Public Warrants was $2.78 per warrant.

(1)	Our Class A common stock began separate trading on Nasdaq on November 30, 2015. As a result, the figures for the fourth quarter of 2015 are for the period from November 30, 2015 through December 31, 2015.
(2)	Our Public Warrants began separate trading on Nasdaq on November 25, 2015. As a result, the figures for the fourth quarter of 2015 are for the period from November 25, 2015 through December 31, 2015

As of April 5, 2017, there were approximately 45 stockholders of record of our Class A common stock, 3 holders of record of our Public Warrants and 15 stockholders of record of our Class B common stock.

DIVIDEND POLICY

The payment of dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends is within the discretion of our Board. Further, the terms of our indebtedness limit our ability to declare dividends.

MANAGEMENT

Executive Officers and Directors

The following tables set forth information regarding our executive officers and directors as of April 7, 2017:

Executive Officers

Name	Age	Position
C. Dean Metropoulos	70	Executive Chairman
William D. Toler	57	President, Chief Executive Officer
Thomas A. Peterson	44	Executive Vice President, Chief Financial Officer
Michael J. Cramer	64	Executive Vice President, Chief Administrative Officer
Andrew W. Jacobs	49	Senior Vice President, Chief Customer Officer
Stuart A. Wilcox	56	Senior Vice President, Chief Operating Officer
Burke E. Raine	37	Senior Vice President, Chief Marketing Officer
Jolyn J. Sebree	45	Senior Vice President, General Counsel

Directors

	Age	Position
C. Dean Metropoulos	70	Executive Chairman
Laurence Bodner	53	Director
Neil P. DeFeo	73	Director
Andrew Jhawar	45	Director
Jerry D. Kaminski	60	Director
Craig D. Steeneck	59	Director
Mark R. Stone	53	Director

Executive Officers

C. Dean Metropoulos. Mr. Metropoulos has served as the Executive Chairman of the Board since the Business Combination. Mr. Metropoulos is Chairman and Chief Executive Officer of Metropoulos & Co., a boutique acquisition and management firm focusing on the food and consumer sectors. From 2013 until the Business Combination, Mr. Metropoulos served as the Executive Chairman of certain subsidiaries of Hostess and member of the Hostess board. Mr. Metropoulos has over 30 years of experience in acquiring and restructuring businesses in the U.S., Mexico and Europe and has been involved in approximately 80 transactions, including investments in Pabst Brewing Company, Pinnacle Foods Group, Inc. (Swanson/Hungry-Man, Vlasic Pickles, Open Pit Barbeque Sauce, Duncan Hines, Log Cabin Syrup, Mrs. Butterworth’s Syrup, Aunt Jemima Frozen Breakfast, Mrs. Paul’s Seafood, Van De Kamp’s Seafood, Celeste Pizza, & Lender’s Bagels), Aurora Foods, Stella Foods, The Morningstar Group, International Home Foods (Chef Boyardee, Pam Cooking Spray, Gulden’s Mustard & Bumble Bee Tuna), Ghirardelli Chocolates, Mumm and Perrier Jouet Champagnes and Hillsdown Holdings, PLC (Premier International Foods, Burtons Biscuits and Christie Tyler Furniture), among others. Mr. Metropoulos holds a B.S. and an M.B.A. from Babson College. In light of Mr. Metropoulos’ directorship experience, business expertise, financial acumen and business industry contacts, we believe that he is well-qualified to serve as a director of our Board.

William D. Toler. Mr. Toler has served as our President and Chief Executive Officer since the consummation of the Business Transaction and served in the same capacity at Hostess Brands, LLC since April 2014. He brings more than 30 years of consumer packaged goods industry experience to the Company. Prior to joining Hostess Brands, LLC, he worked as an operating partner at Oaktree Capital from October 2013 to April

2014. Prior to that, he served from September 2008 to September 2013 as the Chief Executive Officer of AdvancePierre Foods, Inc., a leading supplier of value-added protein and hand-held convenience products to the food service, school, retail, club, vending and convenience store markets. Prior to joining AdvancePierre, Mr. Toler was President of Pinnacle Foods from July 2005 to September 2008. He has also held key positions at ICG Commerce, Campbell Sales Company, Nabisco, Reckitt & Colman and Procter & Gamble.

Thomas A. Peterson. Mr. Peterson has served as our Executive Vice President, Chief Financial Officer since the consummation of the Business Combination and served in the same roles at Hostess Brands, LLC since March 2016. Prior to that he was employed at Hostess Brands, LLC as the Senior Vice President and Corporate Controller from April 2013 through February 2016. Prior to that, he served as a Managing Director for FTI Consulting from March 2011 to April 2013. Prior to this role, from January 2009 to March 2011, he served as a Director for FTI Consulting.

Michael J. Cramer. Mr. Cramer has served as our Executive Vice President, Chief Administrative Officer since the consummation of the Business Combination and served in the same capacity at Hostess Brands, LLC since April 2013. Mr. Cramer has served as Vice President at CDM Hostess and Vice President at Hostess CDM Co-Invest, LLC since April 2013. In addition, Mr. Cramer has served as the Vice President at Fairmont Aviation LLC since April 2013. From June 2010 through November 2014, he served as Senior Vice President and Director of Pabst Brewing Company. From March 2004 through June 2008, he served as Executive Vice President for Pinnacle Foods.

Andrew W. Jacobs. Mr. Jacobs has served as our Senior Vice President, Chief Customer Officer since the consummation of the Business Combination and served in the same capacity at Hostess Brands, LLC since September 2014. Prior to this role, he was employed at Hostess Brands, LLC as the Senior Vice President, Strategic Channels from February 2014 through September 2014. From September 2012 until February 2014, he served as President of Wolfgang Candy Company. From September 2003 through May 2012, he served as Vice President and General Manager (US Customers) for The Hershey Company. In 2015, Mr. Jacobs and his brother were found jointly and severally liable by the U.S. District Court of Northern Ohio for a civil violation of Exchange Act Rule 14e-3(a) in connection with a stock purchase made by Mr. Jacob’s brother in 2009. Mr. Jacob’s brother was required to disgorge approximately $50,000 in profits related thereto and each were enjoined from future violations of Rule 14e-3.

Stuart A. Wilcox. Mr. Wilcox has served as our Senior Vice President, Chief Operating Officer since the consummation of the Business Combination and served in the same roles at Hostess Brands, LLC since October 2015. From January 2014 through October 2015, he served as Senior Vice President of Operations for Goldenstate Foods. From January 2012 through January 2014, he served as Senior Vice President of Operations for The Original Cakerie. From April 2009 through January 2012, he served as the Vice President of Operations for Chiquita/Fresh Express.

Burke E. Raine. Mr. Raine has served as our Senior Vice President, Chief Marketing Officer since the consummation of the Business Combination and served in the same capacity at Hostess Brands, LLC since March 2016. From February 2014 through March 2016, he served as Vice President, Marketing for Diamond Foods, Inc. Prior to this position, he served as Senior Director of Marketing for Diamond Foods, Inc. from July 2013 through January 2014. From February 2012 through June 2013, he served as Director of Marketing for PEPSICO. Prior to this role, he was employed at PEPSICO as Senior Marketing Manager from February 2009 through February 2012.

Jolyn J. Sebree. Ms. Sebree has served as our Senior Vice President, General Counsel and Secretary since the consummation of the Business Combination and served in the same capacity at Hostess Brands, LLC since April 2013. From March 2012 through April 2013, she served as Senior Vice President, Acting General Counsel and Corporate Secretary at Old Hostess. Prior to this role, she served as Vice President, Assistant General Counsel at Old Hostess from August 2011 to March 2012.

Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Board of Directors

C. Dean Metropoulos’ biography is set forth under the heading “Executive Officers” above.

Laurence Bodner. Mr. Bodner has served as a director since the consummation of the Business Combination. Since February 2017, Mr. Bodner is the Chief Financial Officer of Soros Brands, a new food and beverage company seeking to acquire brands. Mr. Bodner served as a Senior Advisor at Advent International in its global retail, consumer and leisure team from March 2016 to February 2017. Mr. Bodner served as Executive Vice President, Chief Financial Officer and Treasurer of Big Heart Pet Brands (formerly Del Monte Foods) from 2011 through July 2015. He joined Del Monte Foods in 2003 and served the company for 12 years in increasing levels of responsibility across the Finance and Operations functions. Prior to Del Monte Foods, Mr. Bodner also held senior financial positions at Walt Disney Company as well as The Procter & Gamble Company. Since April 2015, Mr. Bodner has served on the board of directors of Hearthside Foods, a leading bakery, snack and customized solutions contract manufacturer for packaged food products in North America and Europe. Mr. Bodner received his MBA in Finance from Duke University and BA in Economics from Dickinson College. We believe that Mr. Bodner’s extensive experience in the retail and consumer industries will allow him to provide significant insight to our Board and make him well-qualified to serve as a director of our board.

Neil P. DeFeo. Mr. DeFeo has served as a member of our board of directors since the consummation of the Business Combination. Mr. DeFeo is an active corporate advisor and board member. Mr. DeFeo served as a Senior Advisor to CHARLESBANK Capital Partners from 2012 through March 2017. He retired in 2012 as Chairman and in 2011 as CEO of The Sun Products Company, a private $1.5 billion company he helped found in 2008. Prior to that he held Chairman/CEO positions with the NYSE-listed Playtex Products Corporation (2004 - 2007) and The Remington Products Corporation (1997 - 2003). Mr. DeFeo began his career with The Procter and Gamble Company, where he held various positions of increasing responsibility over a 25 year career, leaving as VP/Managing Director Worldwide Strategic Planning—Laundry and Cleaning. Following Procter and Gamble, Mr. DeFeo joined the Clorox Company, with direct responsibility for all of its U.S. business. Mr. DeFeo currently serves on the board of directors of Driscoll’s, a private agriculture company, where he chairs the compensation committee and serves on the company’s nominating and governance committee (since 1998). In addition, Mr. DeFeo serves on the board of directors of The Prostate Cancer Foundation, a not for profit corporation focused on funding research into the prevention and cure of prostate cancer. Over a 40+ year career Mr. DeFeo has served on over 25 boards, both public and private, business and non-profit. He has been involved with over 50 different businesses and brands. Mr. DeFeo holds a bachelor’s degree in Electrical Engineering from Manhattan College, where he also served for 15 years as a director. We believe that Mr. DeFeo’s numerous public and private company directorship roles and his over 40 years of experience in the consumer products industry make him well-qualified to serve as a director of our board.

Andrew Jhawar. Mr. Jhawar has served as a director since the consummation of the Business Combination. Mr. Jhawar previously served as a member of the Hostess Board and a member of the board of directors of Hostess Holdings GP, LLC from April 2013 until the Business Combination. Mr. Jhawar is a Senior Partner and Head of the Consumer & Retail Industry team in the private equity business of Apollo Management, L.P., having joined in February 2000. Mr. Jhawar has sourced, overseen and exited investments for Apollo that have resulted in over $4 billion in profit dollars for Apollo. Prior to joining Apollo, Mr. Jhawar was an investment banker for five years with Donaldson, Lufkin & Jenrette Securities Corporation and, prior to that, Jefferies & Company, where he focused primarily on the structuring, execution and negotiation of high yield debt and equity financing transactions. Mr. Jhawar currently is the Chairman of the Board of Directors of The Fresh Market, Inc. (since April 2016), which is a leading specialty grocery retailer with over 175 stores located predominantly in the Southeastern U.S. and he is also Chairman of the Board of Managers of The Stand, LLC (since August 2015), a growing fast casual Southern California better burger restaurant company. In addition, Mr. Jhawar previously sat on a number of private and public company boards including Sprouts Farmers Market, Inc. (NASDAQ: SFM) from 2011 to 2016, including as Chairman of the Board from 2013 to 2015, Smart & Final, Inc. from 2007 to 2012, General Nutrition Centers, Inc. from 2003 to 2007 and Rent-A-Center, Inc. (NASDAQGS: RCII) from 2001 to 2005. Mr. Jhawar graduated with an M.B.A. from Harvard Business School and graduated, summa cum laude, with a B.S. in Economics from the Wharton School of the University of Pennsylvania. We believe that Mr. Jhawar’s significant experience in private equity and his numerous directorship roles makes him well-qualified to serve as a director of our board.

Jerry D. Kaminski. Mr. Kaminski has served as a member of our board of directors since the consummation of the Business Combination. Since January 2014, Mr. Kaminski has served as Executive Vice President and Chief Operating Officer of the Land O’Lakes, Inc. International business, leading commercial business ventures outside of the United States. The company currently exports products to over 50 countries and has established International as a primary growth platform. Mr. Kaminski oversees Land O’Lakes Global Dairy Ingredients, the Villa Crop Protection joint venture in South Africa, the Bidco Africa joint venture in Kenya and Global Seed Genetics in Mexico. Prior to his current role, Mr. Kaminski was the Executive Vice President and Group Executive of Global Dairy Foods from January 2012 to December 2013, where he led $5B P&L consisting of the entire Land O’Lakes dairy portfolio: Retail Dairy, Foodservice and Global Ingredients. From January 2010 to December 2011, Mr. Kaminski held the position of Executive Vice President and Chief Operating Officer of Industrial Foods, which consisted of the Land O’Lakes domestic dairy ingredients business. Mr. Kaminski was Vice President and General Manager of Dairy Solutions, where he ran Land O’Lakes’ domestic Foodservice business when he joined the company in March 2007 to January 2010. Before joining Land O’Lakes, Mr. Kaminski served as a Vice President and General Manager at General Mills, where he held various leadership positions in the retail and business-to-business segments. Mr. Kaminski also served as President and Chief Operating Officer at Sparboe Foods. In addition, Mr. Kaminski has been on the board of directors of the Global Dairy Platform since 2012, which is an association of the world’s largest dairy companies promoting sustainable dairy consumption. Mr. Kaminski holds a bachelor’s degree in Accounting and Finance from the University of Wisconsin and an MBA in Marketing from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Kaminski’s international business experience, together with his background in the consumer packaged goods industry, is of value to our Board and make him well-qualified to serve as a director of our board.

Craig D. Steeneck. Mr. Steeneck has served as a member of our board of directors since the consummation of the Business Combination. Mr. Steeneck has been a member of the board of directors of Freshpet, Inc. since November 2014. Mr. Steeneck has served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods Inc. since July 2007, where he oversees the company’s financial operations, treasury, tax, information technology, investor relations and corporate development. From June 2005 to July 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improved financial performance. From April 2003 to June 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Worldwide), playing key roles in wide-scale organization of internal processes and staff management. From March 2001 to April 2003, Mr. Steeneck served as Executive Vice President and Chief Financial Officer of Resorts Condominiums International (now Wyndham Worldwide). From October 1999 to February 2001, he was the Chief Financial Officer of International Home Foods Inc. Mr. Steeneck provides the board of directors with extensive management experience in the consumer packaged goods industry as well as accounting and financial expertise. We believe that Mr. Steeneck’s extensive management experience in the consumer packaged goods industry as well as accounting and financial expertise, make him well-qualified to serve as a director of our board.

Mark R. Stone. Mr. Stone has served as a director since the consummation of the Business Combination. Prior to the Business Combination, he served as our Chief Executive Officer since 2015. Mr. Stone is a Senior Managing Director and President, Operations of The Gores Group, a private equity firm. Mr. Stone is a member of the Investment Committee and a member of the Office of the Chairman of The Gores Group. Mr. Stone has worked at The Gores Group since 2005, in part, focusing on all Gores’ operational due diligence efforts and worldwide operations of all Gores’ portfolio companies. He has been a senior team member with key responsibility in several turnaround value-oriented investment opportunities, including Stock Building Supply (ticker: STCK), a supplier of building materials and construction services to professional home builders and contractors in the U.S; United Road Services, a provider of finished vehicle logistics services; and Sage Automotive Interiors, the largest North American manufacturer of high performance automotive seat fabrics. Mr. Stone has also been involved with the acquisition, successful carve-out and transformation of Lineage Power and VincoTech, manufacturers of telecom conversion products, electronic OEMs, power modules, GPS products and electronic manufacturing services, from Tyco Electronics; Therakos, a global leader in advanced technologies for extracorporeal photopheresis (ECP), from Johnson & Johnson; and Sagem Communications, a Paris-based manufacturer of set-top boxes, residential terminals, printers and other communications equipment, from the Safran Group. He has served as Executive Chairman and/or CEO of several portfolio companies including Siemens Enterprise Communications, a leading Munich-based global corporate telephony (PBX) and unified communications (UC) solutions provider, and Enterasys Networks, a global network solutions provider. Prior to joining The Gores Group in 2005, Mr. Stone spent nearly a decade as a Chief Executive transforming businesses across the services, industrial and technology sectors. Mr. Stone spent five years with The Boston Consulting Group as a member of their high technology and industrial goods practices and served in the firm’s Boston, London, Los Angeles and Seoul offices. Mr. Stone earned a B.S. in Finance with Computer Science and Mathematics concentrations from the University of Maine and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. We believe that Mr. Stone’s significant investment and financial expertise make him well-qualified to serve as a director of our board.

SELLING STOCKHOLDERS

The following table sets forth (i) the selling stockholders, (ii) the number of shares of Class A or Class B common stock that each of the selling stockholders beneficially owned as of April 7, 2017, (iii) the number of shares of Class A common stock proposed to be sold in this offering by each of the selling stockholders, and (iv) the number of shares of our Class A or Class B common stock that will be beneficially owned by each of the selling stockholders following this offering.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of April 7, 2017. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Under these rules, the number of shares of Class A common stock shown as owned by CDM Hostess Class C, LLC assumes the exchange of all 2,326,120 shares of Class B common stock it owns for 2,326,120 shares of Class A common stock and the number of shares of Class A common stock shown as owned by Gores Sponsor LLC assumes the exercise of 17,000,000 Private Warrants for 8,500,000 shares of Class A common stock. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

Except as indicated by footnote to the table below, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The information contained in the table below assumes no exercise by the underwriters of the option to purchase up to an additional 3,015,185 shares of Class A common stock from the selling stockholders.

Our calculation of the percentage of beneficial ownership is based on 98,685,917 shares of Class A common stock and 31,704,988 shares of Class B common stock outstanding as of April 7, 2017.

Selling Stockholder	Number of Shares Beneficially Owned Before the Offering		Percentage Beneficially Owned Before the Offering			Number of Shares of Class A common stock to be Sold in the Offering	Percentage Beneficially Owned to be Sold in the Offering		Number of Shares Beneficially Owned After the Offering		Percentage Beneficially Owned After the Offering
	Class A	Class B	Class A	Class B	Total Common		Class A	Total Common	Class A	Class B	Class A	Class B	Total Common
AP Hostess Holdings, L.P.(1)	22,098,139	—	22.4%	—	16.9%	18,709,927	19.0%	14.3%	3,388,212	—	3.4%	—	2.6%
CDM Hostess Class C, LLC(2)	2,326,120	2,326,120	2.3%	7.3%	1.8%	521,739	0.5%	0.4%	1,804,381	1,804,381	1.8%	5.7%	1.4%
Gores Sponsor LLC (3)	18,633,929	—	17.4%	—	13.4%	869,565	0.8%	0.6%	17,764,364	—	16.5%	—	12.8%

(1)	The business address of AP Hostess Holdings, L.P. is 9 West 57th Street, 43rd Floor, New York, New York 10019. AP Hostess Holdings GP, LLC (“APHHGP”) is the general partner of AP Hostess Holdings. Apollo Management VII (“Management VII”) is a private equity fund investment adviser registered with the SEC as an investment adviser and is the sole manager of APHHGP. AIF VII Management , LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, LP (“Apollo Management”) is registered as an investment adviser with the SEC and is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, LP (“Management Holdings”) serves as the sole member and manager of Apollo Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP,” and, together with AP Hostess Holdings, APHHGP, Management VII, AIF VII, Apollo Management, Apollo Management GP and Management Holdings, the “Apollo Entities”) serves as the general partner of Management Holdings. The managers and principal executive officers of Management Holdings GP are Messrs. Leon D. Black, Joshua Harris and Marc Rowan.
(2)	The business address of CDM Hostess Class C, LLC, a Delaware series limited liability company is 200 Greenwich Avenue, Greenwich, Connecticut 06830. CDM Hostess Class C, LLC is one of the Metropoulos Entities and C. Dean Metropoulos, our Executive Chairman, is its managing member. Prior to this offering, the Metropoulos Entities, collectively, own 500,000 shares of Class A common stock, Private Warrants to acquire 1,000,000 shares of Class A common stock and 31,704,988 shares of Class B common stock (each of which shares of Class B common stock is exchangeable for one share of Class A common stock).
(3)	The business address of Gores Sponsor LLC is 9800 Wilshire Blvd., Beverly Hills, California 90212. Includes 8,500,000 shares of Class A common stock issuable upon exercise of Private Warrants held thereby. Gores Sponsor LLC is controlled indirectly by Alec Gores and Tom Gores and, accordingly, each of Alec and Tom Gores may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Each of Alec and Tom Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. NON-INCOME, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

The following discussion is a summary of certain material U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of our common stock by a “non-U.S. holder” thereof. A “non-U.S. holder” means any holder of our common stock that is not a partnership or any of the following: (i) an individual citizen or resident of the United States, (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (a) if a United States court is able to exercise primary supervision over the administration thereof and if one or more “United States persons” (as defined in the Code) has the authority to control all substantial decisions thereof or (b) that has in effect a valid election under applicable Treasury Regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner therein generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions and administrative regulations, rulings, and procedures, all of which are subject to change, possibly with retroactive effect. We have not applied for or obtained a ruling from the IRS as to any tax matters, nor have we obtained any opinions of counsel with respect to any federal tax issue.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who own or have owned (directly, indirectly or constructively) five percent or more of our common stock (by vote or value)). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal non-income, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

Information Reporting and Backup Withholding

As discussed above under “Dividend Policy,” we currently have no plans to pay regular dividends on our common stock. In the event that we do pay dividends, generally we or certain financial middlemen must report annually to the Internal Revenue Service (referred to as the “IRS”) and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding (currently at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements. Dividends paid to a non-U.S. holder of our common stock generally will be exempt from backup withholding if the non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (as applicable) or otherwise establishes an exemption.

Under U.S. Treasury Regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The certification procedures described in the above paragraph will satisfy these certification requirements as well. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except that information reporting (but generally not backup withholding) may apply to payments if the broker is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person, 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, and any excess refunded, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will apply to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Holders of Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of Class B Common Stock are not entitled to share in any such dividends or other distributions.

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares.

Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax or, subject to the discussions above under “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments

Made to Foreign Accounts”, withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (in which case the branch profits tax discussed above may also apply if the non-U.S. holder is a corporation) and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment of the non-U.S. holder maintained in the United States;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•	we are or have been a U.S. real property holding corporation (referred to as a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a corporation may also be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Gain recognized by an individual described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our interests in real property located within the United States relative to the fair market value of our interests in real property located outside the United States and our other business assets, however, there can be no assurance that we will not become a USRPHC in the future. Even if we were or were to become a USRPHC at any time during this period, generally gains realized upon a disposition of shares of our common stock by a non-U.S. holder that did not directly or indirectly own more than 5% of our common stock during this period would not be subject to U.S. federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code). We expect our common stock to be “regularly traded” on an established securities market, although we cannot guarantee it will be so traded.

Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

UNDERWRITING

We, the selling stockholders and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the “Representatives”), have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
RBC Capital Markets, LLC
UBS Securities LLC
Total	20,101,231

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 3,015,185 shares from the selling stockholders. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 3,015,185 additional shares.

Discounts and Commissions
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We have agreed to reimburse the underwriters for certain legal expenses relating to FINRA clearance in connection with this offering in an amount not to exceed $25,000, which reimbursement is deemed underwriting compensation by FINRA.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the public offering price. If all the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The company, its executive officers and directors and the selling stockholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through May 31, 2017, except with the prior written consent of the Representatives. This agreement does not apply to any existing employee benefit plans.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “TWNK.”

In connection with the offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the closing of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and may stabilize, maintain, or otherwise affect the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the Class A common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 during the period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.

We and the selling stockholders estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1.0 million.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and certain of their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In addition, an affiliate of Credit Suisse Securities (USA) LLC is administrative agent under, and each of Deutsche Bank Securities Inc. and UBS Securities LLC as well as affiliates of RBC Capital Markets, LLC and Morgan Stanley & Co. LLC is a syndication under, and together are lenders under, our First Lien Credit Agreement dated as of August 3, 2015, as amended and restated as of November 18, 2016, among HB Holdings, LLC, Hostess Brands, LLC, the Lenders Party thereto and Credit Suisse AG, Cayman Islands Branch as Administrative Agent, and the other parties thereto.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of shares of our common stock which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21 of the FSMA does not apply to us; and

(b)	it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Switzerland

The shares may not be publicly offered , sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the shares have been or will be filed with or approved by any Swiss regulatory authority. The shares are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the shares will not benefit from protection or supervision by such authority.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (referred to as “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus.

The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Canadian Residents

Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these shares are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares.

Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these shares in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York, in connection with the offering.

EXPERTS

The Consolidated Balance Sheet of Hostess Brands, Inc. as of December 31, 2016, and the related Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows for the period November 4, 2016 through December 31, 2016 and the Consolidated Balance Sheet of Hostess Holdings, L.P. and subsidiaries as of December 31, 2015, and the related Consolidated Statements of Operations, Partners’ Equity (deficit), and Cash Flows for the period January 1, 2016 through November 3, 2016 and the years ended December 31, 2015 and December 31, 2014 have been incorporated by reference in this prospectus supplement in reliance on the report dated March 14, 2017, of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:

•	the sections titled “Executive Compensation,” “Beneficial Ownership of Securities” and “Certain Relationships and Related Transactions” included in our Definitive Proxy Statement on Schedule 14A with respect to the Business Combination filed with the SEC on October 21, 2016;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 14, 2017;

•	our Current Report on Form 8-K, filed with the SEC on January 10, 2017;

•	the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on August 11, 2015, including any amendment or report filed for the purpose of updating such description; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-37540) after the date of this prospectus supplement and before the completion of the offering contemplated hereby.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.hostessbrands.com), or by writing or telephoning us at the following address:

Hostess Brands, Inc.

1 East Armour Boulevard

Kansas City, Missouri 64111

(816) 701-4600

PROSPECTUS

HOSTESS BRANDS, INC.

124,346,708 Shares of Class A Common Stock

The selling stockholders named in this prospectus (the “Selling Stockholders”) may offer and sell from time to time up to 105,596,708 shares of our Class A common stock par value $0.0001 per share (“Class A Common Stock”) covered by this prospectus. Of these shares, approximately 66.5 million are subject to restrictions on transfer until at least May 4, 2017, as described herein. These shares include 9,500,000 shares that are issuable upon the exercise of 19,000,000 warrants issued in connection with our initial public offering and that are exercisable for shares of Class A Common Stock at an exercise price of $5.75 per half share of Class A Common Stock (the “Private Warrants”).

In addition, this prospectus relates to the issuance by us of up to 18,750,000 shares of our Class A Common Stock that are issuable upon the exercise of 37,500,000 warrants issued in connection with our initial public offering and that are exercisable for shares of Class A Common Stock at an exercise price of $5.75 per half share of Class A Common Stock (the “Public Warrants”).

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders or by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Public Warrants and Private Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares. The Selling Stockholders may sell the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

Our Class A Common Stock is traded on the NASDAQ Capital Market under (“NASDAQ”) the symbol “TWNK.” On November 11, 2016, the last reported sales price of the Class A Common Stock was $12.30 per share.

An investment in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and are subject to reduced public company reporting requirements. See “Risk Factors – The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2016.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Hostess Brands, Inc and our Class A Common Stock. We and the Selling Stockholders may use the shelf registration statement to sell up to an aggregate of 124,346,708 shares of our Class A Common Stock from time to time as described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of shares of Class A Common Stock to be offered by the Selling Stockholders or by us pursuant to this prospectus, except with respect to amounts received by us due to the exercise of the Public Warrants or the Private Warrants. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus. To the extent appropriate, we and the Selling Stockholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Hostess,” “Company,” “we,” “us” and “our” refer to Hostess Brands, Inc. (formerly known as Gores Holdings, Inc.), a Delaware corporation. References in this prospectus to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Master Transaction Agreement, dated as of July 5, 2016, which transactions were consummated on November 4, 2016.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination (as defined below);

•	the future financial performance of the post-combination company following the Business Combination;

•	changes in the market for our products;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability maintain the listing of our Class A Common Stock on NASDAQ following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Hostess and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the inability to launch new Hostess products or to profitably expand into new markets;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this prospectus under “Risk Factors,” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

FREQUENTLY USED TERMS

“AP Hostess Holdings” means AP Hostess Holdings, Inc., a Delaware corporation and wholly owned subsidiary of AP Hostess LP controlled by Apollo prior to the Business Combination.

“AP Hostess LP” means AP Hostess Holdings, L.P., a Delaware limited partnership controlled by Apollo.

“Apollo” means Apollo Global Management, LLC, a Delaware limited liability company.

“Business Combination” means the transactions contemplated by the Master Transaction Agreement, including: (i) the mergers of: (A) Hostess Management with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, the merger of AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings and membership interests in Hostess Holdings GP held by certain of the Legacy Hostess Equityholders.

“CDM HB Holdings” means CDM HB Holdings, LLC, a Delaware limited liability company controlled by Mr. Metropoulos.

“CDM Holders” means CDM Hostess, Hostess CDM Co-Invest, CDM HB Holdings and Mr. Metropoulos, collectively.

“CDM Hostess” means CDM Hostess Class C, LLC, a Delaware series limited liability company controlled by Mr. Metropoulos.

“CDM Rollover Shares” means 5,446,429 shares of Class B Stock, which represents a partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of the Company.

“Class A Units” means the Class A Units of Hostess Holdings.

“Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of the Company.

“Class B Units” means the Class B Units of Hostess Holdings.

“Class F Common Stock” means the shares of Class F Common Stock, par value $0.0001 per share, of the Company.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

“Company Merger Sub” means Homer Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“Contribution Agreement” means that certain Contribution and Purchase Agreement entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by the Company, Hostess CDM Co-Invest and CDM Hostess as it may be amended from time to time.

“Exchange Agreement” means that certain Exchange Agreement entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by the Company, Hostess Holdings, the CDM Holders and such other holders of Class B Units from time to time party thereto as it may be amended from time to time.

“Executive Chairman Arrangement” means our arrangement with Mr. Metropoulos, as set forth in the Executive Chairman Director Agreement and the Executive Chairman Employment Agreement.

“Executive Chairman Director Agreement” means that certain Executive Chairman Agreement, dated July 28, 2016, by and between the Company and Mr. Metropoulos as it may be amended from time to time.

“Executive Chairman Employment Agreement” means that certain Executive Chairman Employment Agreement, dated July 28, 2016, by and among Hostess Brands, Hostess Holdings, and in a limited capacity, the Company, and Mr. Metropoulos as it may be amended from time to time.

“Founder Shares” means the 5,312,500 shares of Class A Common Stock that were converted from shares of Class F Common Stock at the closing of the Business Combination, of which 4,737,500 shares are held by our Sponsor, 500,000 shares are held by Mr. Metropoulos and 25,000 shares are held by each of Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Gores Restricted Stock” means that portion of the shares of Class A Common Stock acquired by our Sponsor at the closing of the Business Combination for an aggregate purchase price of $50,000,000 or less.

“Hostess CDM Co-Invest” means Hostess CDM Co-Invest, LLC, a Delaware series limited liability company controlled by Mr. Metropoulos.

“Hostess Holdings” means Hostess Holdings, L.P., a Delaware limited partnership.

“Hostess Holdings GP” means Hostess Holdings GP, LLC, a Delaware limited liability company and the general partner of Hostess Holdings.

“Hostess Management” means Hostess Management, LLC, a Delaware limited liability company.

“Incentive Plan” means the Hostess Brands, Inc. 2016 Equity Incentive Plan.

“Initial Stockholders” means our Sponsor and Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company’s independent directors prior to the Business Combination.

“Investor Subscription Agreements” means those certain subscription agreements entered into on July 5, 2016 between the Company and each of Canyon Capital Advisors LLC, Northwestern Mutual Life Insurance Company and certain of its affiliates, Teachers’ Retirement System of the State of Illinois and certain other “accredited investors” (as defined in Rule 501 under the Securities Act) relating to the Private Placement as it may be amended from time to time.

“IPO” means the Company’s initial public offering, consummated on August 19, 2015, through the sale of 37,500,000 public units (including 2,500,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“Legacy Hostess Equityholders” means AP Hostess LP, Hostess CDM Co-Invest and CDM Hostess.

“Master Transaction Agreement” means that certain Master Transaction Agreement, dated as of July 5, 2016, by and among the Company, Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative thereunder as it may be amended from time to time.

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“Mr. Metropoulos” means Mr. C. Dean Metropoulos, in his individual capacity.

“Private Placement” means the private placement of shares of Class A Common Stock with a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $300,000,000.

“Private Placement Investors” means, our Sponsor, Canyon Capital Advisors LLC (on behalf of one or more managed funds or accounts), The Northwestern Mutual Life Insurance Company and certain of its affiliates, Teachers’ Retirement System of the State of Illinois and certain other accredited investors.

“Private Placement Shares” means the shares of Class A Common Stock subscribed for by the Private Placement Investors pursuant to the Subscription Agreements.

“Private Warrants” means the warrants held by our Sponsor and Mr. Metropoulos that were issued to our Sponsor prior to our IPO, each of which is exercisable for one-half of one share of Class A Common Stock, in accordance with its terms.

“public shares” means shares of Class A Common Stock included in the units issued in the IPO.

“public stockholders” means holders of public shares, including our Initial Stockholders to the extent our Initial Stockholders hold public shares, provided, that our Initial Stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“public units” or “units” means one share of Class A Common Stock and one Public Warrant of the Company sold in the IPO.

“Public Warrants” means the warrants included in the units issued in the IPO, each of which is exercisable for one-half of one share of Class A Common Stock at an exercise price of $5.75 per half share, in accordance with its terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights and Lock-Up Agreement entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by Hostess Brands, Inc., AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess, Mr. Metropoulos, the Sponsor, Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Restricted Stockholders” means our Sponsor, the Legacy Hostess Equityholders, Mr. Metropoulos, Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Restricted Stock” means any shares of Class A Common Stock, shares of Class B Common Stock, Private Warrants, Class A Units, Class B Units, Gores Restricted Stock, or any options or warrants to purchase any shares of Class A Common Stock, shares of Class B Common Stock, Private Warrants, Class A Units, Class B Units, Gores Restricted Stock or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Class A Common Stock, shares of Class B Common Stock, Private Warrants, Class A Units, Class B Units or Gores Restricted Stock held by the Restricted Stockholders; provided, that, the Restricted Stock does not include any shares of Class A Stock acquired pursuant to a subscription agreement entered into with the Company in connection with the Business Combination (other than Gores Restricted Stock), any of the CDM Rollover Shares (together with a corresponding number of Class B Units) and any of the Class B Common Stock (together with a corresponding number of Class B Units) that may be transferred by Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement.

“Rollover Credit Agreements” means, collectively (i) that certain First Lien Credit Agreement, dated as of August 3, 2015, by and among HB Holdings, LLC, Hostess Brands, LLC (“Hostess Brands”), the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and (ii) that certain Second Lien Credit Agreement, dated as of August 3, 2015, by and among HB Holdings, LLC, Hostess Brands, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent as it may be amended from time to time.

“Selling Stockholders” means the persons listed in the table in the “Selling Stockholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in Class A Common Stock other than through a public sale.

“Sponsor” means Gores Sponsor LLC, a Delaware limited liability company.

“Sponsor Subscription Agreement” means the subscription agreement entered into on July 5, 2016 between us and our Sponsor as it may be amended from time to time.

“Stock Consideration” means the Class A Common Stock and the Class B Common Stock issued to the Legacy Hostess Equityholders pursuant to the terms of the Master Transaction Agreement.

“Subscription Agreements” means the Investor Subscription Agreements and the Sponsor Subscription Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by the Company, Hostess CDM Co-Invest, CDM Hostess, CDM HB Holdings, AP Hostess LP and Mr. Metropoulos as it may be amended from time to time.

“The Gores Group” means The Gores Group LLC, an affiliate of our Sponsor.

SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

When we use the words “Hostess Brands,” “Hostess,” “the Company,” “we,” “us,” or “our,” we are referring to Hostess Brands, Inc. and its consolidated subsidiaries.

The Company

We are one of the largest packaged food companies focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods in the United States. The Hostess brand dates to 1919 when Hostess CupCake was introduced to the public, followed by Twinkies in 1930. In 2013, funds managed by affiliates of Apollo Global Management, LLC, and entities controlled by C. Dean Metropoulos and family acquired select Hostess assets out of the liquidation of the old Hostess Brands company. That summer, Hostess products returned to store shelves after a month’s long absence. Today, we produce a variety of new and classic treats under the Hostess® and Dolly Madison® group of brands, including Twinkies®, CupCakes, Ding Dongs®, HoHos®, Donettes® and Fruit Pies.

On November 4, 2016, we completed a series of transactions pursuant to the Master Transaction Agreement pursuant to which we acquired a controlling interest in Hostess Holdings (the “Business Combination”). Pursuant to the Business Combination, Hostess Holdings became our subsidiary and the Legacy Hostess Equityholders acquired a portion of our common stock. In addition, the CDM Holders hold a significant interest in Hostess Holdings through their ownership of Class B Units in Hostess Holdings.

Executive Offices

Our executive offices are located at 1 East Armour Boulevard, Kansas City, Missouri. Our telephone number is (816) 701-4600. Our website is located at www.hostessbrands.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

THE OFFERING

Issuer	Hostess Brands, Inc.

Shares of Class A Common Stock offered by the Selling Stockholders (including 9,500,000 shares of Class A Common Stock issuable upon exercise of Private Warrants)	105,596,708 shares.

Shares issuable upon exercise of Public Warrants	18,750,000 shares.

Shares of Class A Common Stock outstanding prior to any resale or exercise of Public Warrants or Private Warrants	97,589,217 shares.

Lock up	Approximately 66.5 million shares of Class A Common Stock offered by the Selling Stockholders, including all 9,500,000 shares issuable upon the exercise of Private Warrants, constitute Restricted Stock held by Restricted Stockholders. Under the Registration Rights Agreement, the Restricted Stockholders are bound by restrictions on the transfer of their Restricted Stock until the later of (i) May 4, 2017, and (ii) the date that is the earlier of (A) 60 days after this Registration Statement has been filed with the SEC and declared effective and (B) August 1, 2017 (270 days after the closing of the transactions contemplated by the Master Transaction Agreement), except for transfers as bona fide gifts, to certain trusts, to wholly owned subsidiaries or equity holders of a Restricted Stockholders (in the case of entities), pursuant to any acquisition or sale involving the Company or with the prior written consent of the Company and each holder of Restricted Stock.

Use of proceeds	All of the shares of Class A Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $215,625,000 from the exercise of Public Warrants and $109,250,000 from the exercise of Private Warrants, assuming the exercise in full of all the Public Warrants and Private Warrants, respectively, for cash. We expect to use the net proceeds from the exercise of the Public Warrants and Private Warrants for general corporate purposes.

Market for our common stock	Our shares of common stock are currently listed on the NASDAQ Capital Market.

NASDAQ Ticker Symbol	“TWNK”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus.

RISK FACTORS

An investment in our Class A Common Stock involves risks and uncertainties. You should consider carefully the risks described below, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Risks Related to Our Business

Maintaining, extending and expanding our reputation and brand image are essential to our business success.

We have many iconic brands with long-standing consumer recognition. Our success depends on our ability to maintain our brand image for our existing products, extend our brands to new platforms, and expand our brand image with new product offerings.

We seek to maintain, extend, and expand our brand image through marketing investments, including advertising and consumer promotions, and product innovation. Increasing attention on the role of food marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on our advertising, consumer promotions and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our brands. Moreover, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brands and reputation. If we do not maintain, extend, and expand its brand image, then our product sales, financial condition and operating results could be materially and adversely affected.

Our intellectual property rights are valuable, and our failure to protect them could reduce the value of our products and brands.

We consider our intellectual property rights, particularly and most notably our trademarks, but also our trade secrets and copyrights, to be a significant and valuable part of our business. We attempt to protect our intellectual property rights by taking advantage of a combination of trademark, copyright and trade secret laws, third-party nondisclosure and assignment agreements and policing of third-party misuse of our intellectual property. Our failure to obtain or adequately protect our intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections of our intellectual property, may diminish our competitiveness and could materially harm our business.

We may be unaware of third-party claims of intellectual property infringement relating to our brands or products. Any litigation regarding intellectual property could be costly and time-consuming and could divert management’s and other key personnel’s attention from our business operations. Third-party claims of intellectual property infringement might require us to pay monetary damages or enter into costly license agreements. We also may be subject to injunctions against development and sale of certain of our products. Any of these occurrences could materially and adversely affect our reputation, product sales, financial condition and operating results.

We must leverage our brand value to compete against lower-priced alternative brands.

In nearly all of our product categories, we compete with lower-priced alternative products. Our products must provide higher value and/or quality to our consumers than alternatives, particularly during periods of economic uncertainty. Consumers may not buy our products if relative differences in value and/or quality between our products and retailer or other economy brands change in favor of competitors’ products or if consumers perceive this type of change. If consumers choose the lower-priced brands, then we could lose market share or sales volumes, which could materially and adversely affect our product sales, financial condition, and operating results.

We must correctly predict, identify and interpret changes in consumer preferences and demand and offer new products to meet those changes.

Consumer preferences for food and snacking products change continually. Our success will depend on our ability to predict, identify and interpret the tastes, dietary habits, packaging and other preferences of consumers and to offer products that appeal to these preferences. Moreover, weak economic conditions, recession or other factors could affect consumer preferences and demand. If we do not offer products that appeal to consumers or if we misjudge consumer demand for our products, our sales and market share will decrease and our profitability could suffer.

We continually introduce new products or product extensions and our operating results and growth will depend upon the market reception of such new products. There can be no assurance that new products will find widespread acceptance among consumers, and unsuccessful product launches may decrease our profitability and damage our brands’ reputation.

In addition, prolonged negative perceptions concerning the health implications of certain food products could influence consumer preferences and acceptance of some of our products and marketing programs. For example, consumers are increasingly focused on health and wellness, including weight management and reducing sugar consumption. We might be unsuccessful in our efforts to effectively respond to changing consumer preferences and social expectations. Continued negative perceptions and failure to satisfy consumer preferences could materially and adversely affect our reputation, product sales, financial condition and operating results.

We operate in a highly competitive industry.

The sweet baked goods business is highly competitive. Numerous brands and products compete for shelf space and sales, with competition based primarily on product quality, brand recognition and loyalty, price, trade promotion, consumer promotion, customer service, and the ability to identify and satisfy emerging consumer preferences. We face competition from other large national bakeries, smaller regional operators, supermarket chains with their own private labeled brands, grocery stores with their own in-store bakery departments and diversified food companies. Our competitors include a significant number of companies of varying sizes, including divisions, subdivisions, or subsidiaries of larger companies. Many of these competitors have multiple product lines, substantially greater financial and other resources available to them, and may be substantially less leveraged than us. We may not be able to compete successfully with these companies. Competitive pressures or other factors could cause us to lose market share, which may require us to lower prices, increase marketing and advertising expenditures, or increase the use of discounting or promotional campaigns, each of which would materially and adversely affect our margins and could result in a decrease in our operating results and profitability.

Our growth may be limited by our inability to add additional shelf or retail space for our products.

Our results will depend on our ability to drive revenue growth, in part, by expanding the distribution channels for our products. However, our ability to do so may be limited by our inability to secure additional shelf or retail space for our products. Shelf and retail space for sweet baked goods is limited and subject to competitive and other pressures, and there can be no assurance that retail operators will provide us sufficient shelf space for our products to enable us to meet our growth objectives.

Our success will depend on our continued ability to produce and successfully market products with extended shelf life.

We have invested to extend our product shelf life, while maintaining our products’ taste, texture and quality. The extended shelf life is an important component of our direct-to-distribution model. Our ability to produce and successfully market existing and new products with this extended shelf life, while maintaining taste, texture and quality, is essential to our success. If we are unable to continue to produce products with extended shelf life or if the products are not accepted by consumers, we could be forced to make changes to our distribution model and that could have an adverse effect on product sales, financial condition and operating results.

We may be unable to drive revenue growth in our key products or add products that are faster-growing and more profitable.

The sweet baked goods industry’s overall growth is linked to population growth. Our future results will depend on our ability to drive revenue growth in our key products. Because our operations are concentrated in North America, where growth in the sweet baked goods industry has been moderate, our success also depends in part on our ability to enhance our portfolio by adding innovative new products. There can be no assurance that new products will find widespread acceptance among consumers. Our failure to drive revenue growth in our key products or develop innovative new products could materially and adversely affect our profitability, financial condition and operating results.

Commodity, energy, and other input prices are volatile and may rise significantly.

We purchase and use large quantities of commodities, including flour, sweeteners, edible oils and cocoa to manufacture our products. In addition, we purchase and use significant quantities of paper, corrugate, films and plastics to package our products. We are also exposed to changes in energy prices, which impact both our manufacturing and distribution costs. Prices for commodities, other supplies and energy are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, currency fluctuations, severe weather or global climate change, consumer, industrial or investment demand, and changes in governmental regulation and trade, alternative energy, and agricultural programs. Rising commodity, energy, and other input costs could materially and adversely affect our cost of operations, including the manufacture, transportation, and distribution of our products, which could materially and adversely affect our financial condition and operating results.

Although we monitor our exposure to commodity prices as an integral part of our overall risk management program, and seek to utilize forward buying strategies through short-term and long-term advance purchase contracts, to lock in prices for certain high-volume raw materials, packaging components and fuel inputs, these strategies may not protect us from increases in specific raw materials costs. Continued volatility or sustained increases in the prices of commodities and other supplies we purchase could increase the costs of our products, and our profitability could suffer. Moreover, increases in the prices of our products to cover these increased costs may result in lower sales volumes. If we are not successful in our hedging activities, or if we are unable to price our products to cover increased costs, then commodity and other input price volatility or increases could materially and adversely affect our financial condition and operating results.

If we lose one or more of our major customers, or if any of our major customers experience significant business interruption, our operating results could be adversely affected.

We have several large customers that account for a significant portion of our sales. Wal-Mart and its affiliates are our largest customers and represented approximately 20.8% of net revenues in 2015. Cumulatively, including Wal-Mart, our top ten customers accounted for approximately 59.1% of net revenues in 2015.

We do not have long-term supply contracts with any of our major customers. The loss of one or more major customers, a material reduction in sales to these customers as a result of competition from other food manufacturers, or the occurrence of a significant business interruption of our customers’ operations would result in a decrease in our revenues, operating results, and earnings.

Our geographic focus makes us particularly vulnerable to economic and other events and trends in North America.

We operate in North America and, therefore, are particularly susceptible to adverse regulations, economic climate, consumer trends, market fluctuations, including commodity price fluctuations or supply shortages of our key ingredients, and other adverse events. The concentration of our businesses in North America could present challenges and may increase the likelihood that an adverse event in North America would materially and adversely affect our product sales, financial condition and operating results.

The consolidation of retail customers could adversely affect us.

Retail customers may continue to consolidate, resulting in fewer customers for our business. Consolidation also produces larger retail customers that may seek to leverage their position to improve their profitability by demanding improved efficiency, lower pricing, increased promotional programs, or specifically tailored products. In addition, larger retailers have the scale to develop supply chains that permit them to operate with reduced inventories or to develop and market their own retailer brands. Retail consolidation and increasing retailer power could materially and adversely affect our product sales, financial condition, and operating results.

Retail consolidation also increases the risk that adverse changes in our customers’ business operations or financial performance will have a corresponding material and adverse effect on us. For example, if our customers cannot access sufficient funds or financing, then they may delay, decrease, or cancel purchases of our products, or delay or fail to pay us for previous purchases, which could materially and adversely affect our product sales, financial condition, and operating results.

Our results could be adversely impacted as a result of increased labor and employee-related expenses.

Inflationary pressures and any shortages in the labor market could increase labor costs, which could have a material adverse effect on our consolidated operating results or financial condition. Our labor costs include the cost of providing employee benefits, including health and welfare, and severance benefits. The annual costs of benefits vary with increased costs of health care and the outcome of collectively-bargained wage and benefit agreements.

Higher health care costs and labor costs due to statutory and regulatory changes could adversely affect our business.

With the passage in 2010 of the U.S. Patient Protection and Affordable Care Act (the “ACA”), we are required to provide affordable coverage, as defined in the ACA, to all employees, or otherwise be subject to a payment per employee based on the affordability criteria in the ACA. Many of these requirements are being phased in over a period of time. Additionally, some states and localities have passed state and local laws mandating the provisions of certain levels of health benefits by some employers. Increased health care and insurance costs could have a material adverse effect on our business, financial condition and operating results. In addition, changes in federal or state workplace regulations could adversely affect our ability to meet our financial targets.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, overtime, family leave, safety standards, payroll taxes, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. As our employees are paid at rates set above, but related to, the applicable minimum wage, further increases in the minimum wage could increase our labor costs. Significant additional government regulations could materially adversely affect our business, financial condition and operating results.

A portion of our workforce belongs to unions. Failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages could cause our business to suffer.

Approximately 30% of our employees, as of September 30, 2016, are covered by collective bargaining agreements and other employees may seek to be covered by collective bargaining agreements. Strikes or work stoppages or other business interruptions could occur if we are unable to renew these agreements on satisfactory terms or enter into new agreements on satisfactory terms, which could impair manufacturing and distribution of our products or result in a loss of sales, which could adversely impact our business, financial condition or operating results. The terms and conditions of existing, renegotiated or new collective bargaining agreements could also increase our costs or otherwise affect our ability to fully implement future operational changes to enhance our efficiency or to adapt to changing business needs or strategy.

We may be subject to product liability claims should the consumption of any of our products cause injury, illness or death.

We sell food products for human consumption, which involves risks such as product contamination or spoilage, misbranding, product tampering and other adulteration of food products. Consumption of a misbranded, adulterated, contaminated or spoiled product may result in personal illness or injury. We could be subject to claims or law suits relating to an actual or alleged illness or injury, and we could incur liabilities that are not insured or exceed its insurance coverage. Even if product liability claims against us are not successful or fully pursued, these claims could be costly and time consuming and may require our management to spend time defending the claims rather than operating the business. In addition, publicity regarding these claims could adversely affect our reputation.

Our recent product recall increased our costs and may negatively impact our brands’ reputation, and future recalls could adversely affect our business.

On June 3, 2016, we announced the recall of approximately 710,000 cases of various products that we believe may contain peanut residue from flour. These products could pose a risk to consumers with peanut allergies because the products potentially contained low levels of undeclared peanut residue. While we believe we have taken all appropriate steps to address this issue, the recall resulted in increased costs and could negatively affect our brands’ reputation.

In the future, a product that has been actually or allegedly misbranded or becomes adulterated could result in product withdrawals or recalls, destruction of product inventory, negative publicity, temporary plant closings, substantial cost of compliance or remediation, and potentially significant product liability judgments against us. Any of these events could result in a loss of demand for our products, which would have a material adverse effect on our financial condition, operating results or cash flows. We could also be adversely affected if consumers lose confidence in our product quality, safety and integrity generally.

Unanticipated business disruptions could adversely affect our ability to provide our products to our customers.

Factors that are hard to predict or beyond our control, like weather, natural disasters, fire, explosions, terrorism, political unrest, generalized labor unrest or health pandemics could damage or disrupt our operations. In addition, our operations could be disrupted by a material equipment failure. We do not have significant redundant operating equipment to allow for such disruptions. Accordingly, if we do not effectively respond to disruptions in our operations, for example, by replacing capacity at our manufacturing locations, or cannot quickly repair damage to our information, production or supply systems, we may be late in delivering or unable to deliver products to our customers. If that occurs, we may lose our customers’ confidence, and long-term consumer demand for our products could decline. These events could materially and adversely affect our product sales, financial condition and operating results.

We rely on third parties for significant services that are important to our business, and their failure to perform could adversely affect our business, financial condition and operating results.

We operate a direct-to-warehouse distribution system that utilizes third-party centralized distribution centers and common carriers to transport a substantial majority of our products. While this has expanded our distribution reach and reduced delivery costs, we are dependent upon third parties to effectively distribute our products. Any failure by us to deliver our products in a timely manner would have an adverse impact on our sales and our reputation. In addition, we rely on third parties for sales and marketing services. We do not have long-term contracts with any of these third party service providers. Accordingly, any termination by a third party provider of their services to us, or any failure by these third parties to perform their obligations to us, would have a material adverse impact on our business and operating results.

Legal claims or other regulatory enforcement actions could subject us to civil and criminal penalties.

As a large food company, we operate in a highly regulated environment with constantly evolving legal and regulatory frameworks. Various laws and regulations govern food production, storage, distribution, sales, advertising and marketing, as well as licensing, trade, labor, tax and environmental matters, and health and safety practices. Government authorities regularly change laws and regulations and their interpretations. Consequently, we are subject to heightened risk of legal claims or other regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that our employees, contractors, or agents will not violate our policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition, and operating results.

Our insurance may not provide adequate levels of coverage against claims.

We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business and operating results.

We are subject to laws and regulations relating to protection of the environment, worker health, and workplace safety. Costs to comply with these laws and regulations, or claims with respect to environmental, health and safety matters, could have a significant negative impact on our business.

Our operations are subject to various federal, state and local laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of solid and hazardous materials and wastes, employee exposure to hazards in the workplace and the cleanup of contaminated sites. We are required to obtain and comply with environmental permits for many of our operations, and sometimes we are required to install pollution control equipment or to implement operational changes to limit air emissions or wastewater discharges and/or decrease the likelihood of accidental releases of hazardous materials. We could incur substantial costs, including cleanup costs, civil or criminal fines or penalties, and third-party claims for property damage or personal injury as a result of any violations of environmental laws and regulations, noncompliance with environmental permit conditions or contamination for which we may be responsible that is identified or that may occur in the future. Such costs may be material.

Under federal and state environmental laws, we may be liable for the costs of investigation, removal or remediation of certain hazardous or toxic substances, as well as related costs of investigation and damage to natural resources, at various properties, including our current and former properties and the former properties of our predecessors, as well as offsite waste handling or disposal sites that we or our predecessors have used. Liability may be imposed upon us without regard to whether we knew of or caused the presence of such hazardous or toxic substances. Any such locations, or locations that we may acquire in the future, may result in liability to us under such laws or expose us to third-party actions such as tort suits based on alleged conduct or environmental conditions. In addition, we may be liable if hazardous or toxic substances migrate from properties for which we may be responsible to other properties.

In addition to regulations applicable to our operations, failure by any of our suppliers to comply with regulations, or allegations of compliance failure, may disrupt our operations and could result in potential liability. Even if we were able to obtain insurance coverage or compensation for any losses or damages resulting from the noncompliance of a supplier with applicable regulations, our brands and reputation may be adversely affected by negative perceptions of our brands stemming from such compliance failures.

We cannot predict what environmental or health and safety legislation or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted. We also cannot predict the amount of future expenditures that may be required in order to comply with such environmental or health and safety laws or regulations or to respond to environmental claims.

Our operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”), Federal Trade Commission (“FTC”) and other governmental entities, and such regulations are subject to change from time to time which could impact how we manage our production and sale of products.

Our operations are subject to extensive regulation by the FDA, the FTC and other national, state, and local authorities. For example, we are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or GMPs, and specifies the recipes for certain foods. Our processing facilities and products are subject to periodic inspection by federal, state, and local authorities. In January 2011, the FDA’s Food Safety Modernization Act was signed into law. The law increased the number of inspections at food facilities in the U.S. in an effort to enhance the detection of food-borne illness outbreaks and order recalls of tainted food products. The FTC and other authorities regulate how we market and advertise our products, and we could be the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our operating results to be adversely affected.

We seek to comply with applicable regulations through a combination of employing internal personnel to ensure quality-assurance compliance and contracting with third-party laboratories that conduct analysis of products for the nutritional-labeling requirements. Compliance with regulations is costly and time-consuming. Failure to comply with applicable laws and regulations or maintain permits and licenses relating to our operations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material adverse effect on our operating results and business.

Our business operations could be disrupted if our information technology systems fail to perform adequately.

The efficient operation of our business depends on our information technology systems, some of which are managed by third-party service providers. We rely on our information technology systems to effectively manage our business data, communications, supply chain, order entry and fulfillment, and other business processes. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies, and the loss of sales and customers, causing our business and operating results to suffer. In addition, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and viruses. Any such damage or interruption could have a material adverse effect on our business.

We may not successfully identify or complete strategic acquisitions, alliances, divestitures or joint ventures.

From time to time, we may evaluate acquisition candidates, alliances or joint ventures that may strategically fit our business objectives or we may consider divesting businesses that do not meet our strategic objectives or growth or profitability targets. On May 10, 2016, we acquired Superior Cake Products, Inc., located in Southbridge, Massachusetts. These activities may present financial, managerial, and operational risks including, but not limited to, diversion of management’s attention from existing core businesses, difficulties integrating or separating personnel and financial and other systems, inability to effectively and immediately implement control environment processes across a diverse employee population, adverse effects on existing or acquired customer and supplier business relationships, and potential disputes with buyers, sellers or partners. In addition, to the extent we undertake acquisitions, alliances or joint ventures or other developments outside our core geography or in new categories, we may face additional risks related to such developments. Any of these factors could materially and adversely affect our product sales, financial condition, and operating results.

We may be unable to hire or retain and develop key personnel or a highly skilled and diverse workforce or manage changes in our workforce.

We must hire, retain and develop a highly skilled and diverse workforce. We compete to hire new personnel in the many regions in which we manufacture and market our products and then to develop and retain their skills and competencies. Unplanned turnover or failure to develop adequate succession plans for leadership positions or hire and retain a diverse workforce with the skills and in the locations we need to operate and grow our business could deplete our institutional knowledge base and erode our competitiveness.

We also face increased personnel-related risks. These risks could lead to operational challenges, including increased competition for employees with the skills we require to achieve our business goals, and higher employee turnover, including of employees with key capabilities. Furthermore, we might be unable to manage changes in, or that affect, our workforce appropriately or satisfy the legal requirements associated with how we manage and compensate our employees.

These risks could materially and adversely affect our reputation, ability to meet the needs of our customers, product sales, financial condition and operating results.

Our substantial leverage could adversely affect our ability to raise additional capital to fund its operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt, and prevent us from meeting our obligations under our indebtedness.

We are highly leveraged. Our high degree of leverage could have important consequences, including:

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities or to pay dividends;

•	exposing us to the risk of increased interest rates because certain of our borrowings, including certain borrowings under our credit facilities, are at variable rates;

•	making it more difficult for us to make payments on its indebtedness;

•	increasing our vulnerability to general economic and industry conditions;

•	restricting our from making strategic acquisitions or causing us to make non-strategic divestitures;

•	subjecting us to restrictive covenants that may limit our flexibility in operating our business;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, and general corporate or other purposes; and

•	placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

Despite our significant leverage, we may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our significant leverage.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following August 19, 2020, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because we had net revenues during our last fiscal year of approximately $620.8 million, if we expand our business or increase our revenues, we may cease to be an emerging growth company prior to August 19, 2020.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Common Stock less attractive because we will rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; and

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

We may be unable to obtain additional financing to fund our operations and growth.

We may require additional financing to fund our operations or growth. The failure to secure additional financing could have a material adverse effect on our continued development or growth. None of our officers, directors or stockholders is required to provide any financing to us.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our Sponsor, Apollo and the CDM Holders have significant influence over us.

Our Sponsor, Apollo and the CDM Holders beneficially own approximately 50% of our common stock, including approximately 33% of our Class A Common Stock and 100% of our Class B Common Stock. Holders of our Class B Common Stock are entitled to vote on all matters presented to the Company’s stockholders, but do not have any economic rights to the distributions of the Company. As long as our Sponsor, Apollo and the CDM Holders own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors (our “Board”), any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.

Pursuant to the Executive Chairman Director Agreement entered into with Mr. Metropoulos, Mr. Metropoulos serves as the Executive Chairman of our Board. The Executive Chairman Director Agreement provides that, for so long as the CDM Holders in the aggregate hold at least 7.5% of the capital stock of the Company on a fully-diluted basis, Mr. Metropoulos will have the right to designate one member for election to the Board, which designee will be Mr. Metropoulos himself so long as he is employed as Executive Chairman.

Our Sponsor’s, Apollo’s and the CDM Holders’ interests may not align with the interests of our other stockholders. Our Sponsor, The Gores Group, an affiliate of our Sponsor, Apollo and the CDM Holders are all in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor, The Gores Group, Apollo and the CDM Holders may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our certificate of incorporation provides that certain transactions will not be “corporate opportunities” and that our directors and officers, and Apollo and the CDM Holders are not subject to the doctrine of corporate opportunity and do not have any obligation to offer us a corporate opportunity unless presented to one of our directors or officers in his or her capacity as a director or officer. Our certificate of incorporation also provides that the Legacy Hostess Equityholders and their affiliates, and their respective partners, directors, officers, members, managers, equityholders and employees, do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	a staggered Board providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our Board;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of our common stock; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Risks Related to the Business Combination

Our ability to be successful will depend upon the efforts of our key personnel, including the key personnel of Hostess who have stayed with us following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our success is dependent upon the efforts of our key personnel, including the key personnel from Hostess who joined us following the Business Combination. Although some of our key personnel have remained with us in senior management or advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our business.

Our success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of our officers could have a material adverse effect on our business, financial condition, or operating results. We do not maintain key-man life insurance on any of our officers. The services of such personnel may not continue to be available to us.

We may be required to pay the Legacy Hostess Equityholders for a significant portion of the tax benefit relating to any additional tax depreciation or amortization deductions we claim as a result of any step up in the tax basis of the assets of our operating subsidiaries resulting from the CDM Holders’ exchange of shares of Class B Common Stock and Class B Units for shares of our Class A Common Stock.

Class B Units in Hostess Holdings may be exchanged (together with the cancellation of shares of Class B Common Stock) by the holders thereof for, at the Company’s election, shares of Class A Common Stock, on a one-for-one basis (subject to customary anti-dilution adjustments), or the cash equivalent of such shares. The exchanges may result in increases to our share of the tax basis of the tangible and intangible assets of our operating subsidiaries that otherwise would not have been available, although the U.S. Internal Revenue Service may challenge all or part of that tax basis increase, and a court could sustain such a challenge by the U.S. Internal Revenue Service. These increases in tax basis, if sustained, may reduce the amount of tax that we would otherwise be required to pay in the future.

We are party to a Tax Receivable Agreement that provides for the payment by us to the Legacy Hostess Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments that it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments that the Company makes under the Tax Receivable Agreement. It is expected that we will benefit from the remaining 15% cash savings, if any, in income tax that we realize.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we conducted due diligence on Hostess in connection with the Business Combination, we cannot assure you that this diligence surfaced all material issues that may be present in Hostess’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Hostess’ business and outside of our and Hostess’ control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize in a manner not consistent with our risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the company or its securities. Accordingly, our stockholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the Proxy Statement relating to the Business Combination contained an actionable material misstatement or material omission.

We have no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in our Current Report on Form 8-K filed with the SEC on November 9, 2016 incorporated by reference in this Prospectus.

Prior to the Business Combination, we were a blank check company and we had no operating history and no revenues. The materials incorporated by reference into this prospectus include unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2015 and the unaudited results of the Company for the nine months ended September 30, 2016, with the historical audited results of operations of Hostess Holdings for the year ended December 31, 2015 and the unaudited results of Hostess Holdings for the nine months ended September 30, 2016, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2015. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of September 30, 2016 and of Hostess Holdings as of September 30, 2016 and gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2016.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements incorporated by reference in this document.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there was no public market for Hostess’ stock and trading in the shares of our Class A Common Stock was not active. As an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Common Stock available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Risks Related to Our Class A Common Stock

Resales of the shares of Class A Common Stock included in the Stock Consideration could depress the market price of our Class A Common Stock.

There may be a large number of shares of Class A Common Stock sold in the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. Our Initial Stockholders, including our Sponsor, as well as Apollo and the CDM Holders hold approximately 50% of our Common Stock, including approximately 33% of our Class A Common Stock and 100% of our Class B Common Stock. All such shares of Class A Common Stock held by, or obtainable in exchange for Class B Common Stock and Class B Units held by, our Sponsor, Apollo and the CDM Holders have been registered for resale under the Securities Act on the registration statement of which this prospectus is part. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders are bound by restrictions on the transfer of their shares of Class A Common Stock and Class B Common Stock (subject to the exceptions set forth therein) for at least six months following the closing of the Business Combination. In addition, our Initial Stockholders entered into a letter agreement with us, pursuant to which they agreed that the Founder Shares (which were converted into shares of Class A Common Stock at the closing of the Business Combination) may not be transferred until the earlier to occur of (i) six months after the closing of the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the closing of the Business Combination that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination, the Founder Shares will be released from these transfer restrictions.

We have approximately 97,589,217 shares of Class A Common Stock outstanding, including the Restricted Stock. We also intend to register all shares of Class A Common Stock that we may issue under the Incentive Plan. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

Such sales of shares of Class A Common Stock or the perception of such sales may depress the market price of our Class A Common Stock.

Our only significant asset is our ownership interest in our operating subsidiaries and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We have no direct operations and no significant assets other than our ownership interest in our operating subsidiaries. We depend on our operating subsidiaries for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends with respect to our common stock, and to satisfy our obligations under the Tax Receivable Agreement. The financial condition and operating requirements of our operating subsidiaries may limit our ability to obtain cash from our operating subsidiaries. The earnings from, or other available assets of, our operating subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

The ability of our operating subsidiaries (other than subsidiaries which have been designated as unrestricted pursuant to our ability to do so in certain limited circumstances) to make distributions, loans and other payments to us for the purposes described above and for any other purpose are governed by the terms of the Rollover Credit Agreements, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit will be subject to the investment covenants under the Rollover Credit Agreements, which provide for several exceptions including, among others (i) a general investment basket equal to the greater of a fixed dollar amount and a percentage of EBITDA and (ii) an unlimited investment basket based on satisfying a total net leverage ratio on a pro forma basis. Similarly, any dividends, distributions or similar payments will be subject to the dividends and distributions covenant under the Rollover Credit Agreements, which also provide for several exceptions including, among others (i) for payment of overhead and certain fees and expenses of parent companies, (ii) for tax distributions, subject to certain limitations, (iii) a general dividend and distribution basket equal to the greater of a fixed dollar amount and a percentage of EBITDA and (iv) an unlimited dividend and distribution basket based on satisfying a total net leverage ratio of a pro forma basis.

If our dividend policy is materially different than the distribution policy of Hostess Holdings, upon the exchange of any Class B Units, the limited partners of Hostess Holdings could receive a disproportionate interest in the aggregate distributions by our operating subsidiaries that have not been distributed by us.

We and the CDM Holders are limited partners of Hostess Holdings. To the extent Hostess Holdings distributes to its limited partners a greater share of income received from our operating subsidiaries than we distribute to our stockholders, then any of the CDM Holders who participate in such distribution by Hostess Holdings and subsequently exercise their rights to exchange limited partnership units in Hostess Holdings for Class A Common Stock may receive a disproportionate interest in the aggregate distributions by our operating subsidiaries that have not been distributed by us. The reason is that such CDM Holder could receive both (i) the benefit of a distribution by Hostess Holdings to its limited partners, including such CDM Holder, and (ii) the benefit of a distribution by the Company to the holders of Class A Common Stock, including such CDM Holder. Consequently, if our dividend policy does not match the distribution policy of Hostess Holdings, other holders of Class A Common Stock as of the date of an exchange could experience a reduction in their interest in the profits previously distributed by our operating subsidiaries that have not been distributed by us. Our current dividend policy could result in distributions to our common stockholders that are different from the distributions made by Hostess Holdings to its limited partners.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $215,625,000 from the exercise of Public Warrants and approximately $109,250,000 from the exercise of Private Warrants, assuming the exercise in full of all of the Public Warrants and Private Warrants, respectively for cash. We expect to use the net proceeds from the exercise of the Public Warrants and Private Warrants for general corporate purposes.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including 200,000,000 shares of Class A Common Stock, $0.0001 par value per share, 50,000,000 shares of Class B Common Stock, $0.0001 par value per share, and 10,000,000 shares of Class F Common Stock, $0.001 par value per share and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of November 5, 2016, there were 129,955,898 shares of Common Stock outstanding, held of record by approximately 80 holders of Common Stock, including 97,589,217 shares of Class A Common Stock and 32,366,688 shares of Class B Common Stock, no shares of preferred stock outstanding and 56,500,000 warrants outstanding held of record by approximately 2 holders of warrants, including 37,500,000 Public Warrants and 19,000,000 Private Warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

The Class B Common Stock may only be issued to and held by the CDM Holders and their respective permitted transferees and any other transferee of Class B Units (to the extent permitted by the limited partnership agreement of Hostess Holdings then in effect) (collectively, the “Permitted Holders”). At any time Hostess Holdings issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Common Stock to such Permitted Holder. Upon the conversion or cancellation of any Class B Units pursuant to the Exchange Agreement, the corresponding share of Class B Common Stock automatically will be cancelled for no consideration. Shares of Class B Common Stock may only be transferred to a person other than the Company or Hostess Holdings if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Class A Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of Class B Common Stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the post-combination company, the holders of the Class A Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied. Holders of Class B Stock are not entitled to receive any portion of any such assets in respect of their shares of Class B Stock.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. Class I directors will serve until the 2017 annual meeting, Class II directors will serve until the 2018 annual meeting and Class III directors will serve until the 2019 annual meeting. There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock.

Founder Shares

In connection with the consummation of the Business Combination our Founder Shares automatically converted into shares of Class A Common Stock. Our Initial Stockholders hold approximately 16% of the total number of all shares of common stock outstanding after consummation of the Business Combination, consisting of the Founder Shares which were automatically converted into shares of Class A Stock at the closing of the Business Combination and the shares of Class A Stock purchased by our Sponsor pursuant to its subscription agreement.

With certain limited exceptions, these shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until six months after the completion of the Business Combination or earlier if, (x) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing May 4, 2017, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one-half of one share of our Class A Common Stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on December 4, 2016 (i.e., the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination). For example, if a warrant holder holds two Public Warrants, such Public Warrants will be exercisable for one share of the company’s Class A Common Stock. Public Warrants must be exercised for a whole share. The Public Warrants will expire November 4, 2021 (i.e., five years after the completion of the Business Combination), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

This registration statement of which this prospectus is part provides for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holder.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $24.00 redemption trigger price as well as the $11.50 Public Warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our Public Warrant. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrant, multiplied by the difference between the exercise price of the Public Warrant and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after our initial business combination. If we call our Public Warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant holders would have been required to use had all Public Warrant holders been required to exercise their Public Warrant on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combination, or (d) as a result of the repurchase of shares of Class A Common Stock by the Company in connection with the presentation Business Combination is presented to the stockholders of the Company for approval, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised its Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than fifty percent (50%) of the outstanding shares of Class A Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Public Warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Public Warrant agreement. Additionally, if less than seventy percent (70%) of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Public Warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Public Warrant agreement) of the Public Warrant.

The Public Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is part, for a complete description of the terms and conditions applicable to the Public Warrants. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Public Warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Public Warrant holder. As a result, Public Warrant holders not purchasing an even number of Public Warrants must sell any odd number of Public Warrants in order to obtain full value from the fractional interest that will not be issued.

Private Warrants

Our Sponsor purchased 19,000,000 Private Warrants at a price of $0.50 per Private Warrant for an aggregate purchase price of $9,500,000 in a private placement that occurred prior to the IPO. The Private Warrants (including the Class A Common Stock issuable upon exercise of the Private Warrants) are not transferable, assignable or salable until December 4, 2016 (i.e., 30 days after the completion of the Business Combination) (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. At the closing of the Business Combination, our Sponsor transferred 2,000,000 Private Warrants to Mr. Metropoulos. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information.

Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

We have “opted out” of Section 203 of the Delaware General Corporation Law, which we refer to as “Section 203,” regulating corporate takeovers, such election becoming effective on November 3, 2017. Instead, our certificate of incorporation contains a provision that is substantially similar to Section 203, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at three or more annual meetings.

Our certificate of incorporation requires the approval by affirmative vote of the holders of at least two-thirds of our common stock to make any amendment to key provisions of our certificate of incorporation or bylaws.

In addition, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 of the Securities Act, which we refer to as “Rule 144”, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of November 5, 2016, we had 97,589,217 shares of Class A Common Stock and 32,366,688 shares of Class B Common Stock outstanding. Of these shares, 37,500,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 5,312,500 Founder Shares owned by our Initial Stockholders and Mr. Metropoulos are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of our common stock we issued to (i) the Legacy Hostess Equityholders as Stock Consideration pursuant to the Master Transaction Agreement, (ii) the Private Placement Investors pursuant to the Subscription Agreements, and (iii) Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement, are restricted securities for purposes of Rule 144. All such restricted shares have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

As of the date of this registration statement, there are 56,500,000 warrants of the Company outstanding, consisting of 37,500,000 Public Warrants originally sold as part of the units issued in the Company’s IPO and 19,000,000 Private Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each warrant is exercisable for one-half of one share of our Class A Common Stock, in accordance with the terms of the warrant agreement governing the warrants. 37,500,000 of these warrants are Public Warrants and are freely tradable. In addition, we have filed the registration statement of which this prospectus is part under the Securities Act covering the 18,750,000 shares of our Class A Common Stock that may be issued upon the exercise of the Public Warrants, and are obligated to maintain the effectiveness of such registration statement until the expiration of the warrants.

While we were formed as a shell company, since the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

The Company is party to a Registration Rights Agreement with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders are bound by restrictions on the transfer of their Restricted Stock until the later of (i) May 4, 2017, and (ii) the date that is the earlier of (A) 60 days after this Registration Statement has been filed with the SEC and declared effective and (B) August 1, 2017 (270 days after the closing of the transactions contemplated by the Master Transaction Agreement), except for transfers as bona fide gifts, to certain trusts, to wholly owned subsidiaries or equity holders of a Restricted Stockholders (in the case of entities), pursuant to any acquisition or sale involving the Company or with the prior written consent of the Company and each holder of Restricted Stock.

The Restricted Stockholders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Restricted Stockholders are entitled to participate in six demand registrations, and will also have certain “piggyback” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts, selling commissions and expenses related to the sale of shares to fund the indemnification obligations of the Legacy Hostess Equityholders under the Master Transaction Agreement. The registration statement of which this prospectus is part has been filed, in part, pursuant to the Registration Rights Agreement.

In addition, the Registration Rights Agreement provides that our Initial Stockholders will vote all of their shares of Class A Common Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement).

Listing of Securities

Our Class A Common Stock and Public Warrants are each listed on NASDAQ under the symbols “TWNK” and “TWNKW,” respectively.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of up to 105,596,708 shares of our Class A Common Stock. The Private Placement Investors acquired the shares of Class A Common Stock pursuant to the Subscription Agreements. AP Hostess Holdings acquired the shares of Class A Common Stock pursuant to the Business Combination. The CDM Holders acquired the shares of Class A Common Stock, shares of Class B Common Stock and Class B Units, which are exchangeable for shares of Class A Common Stock, and Private Warrants exercisable for shares of Class A Common Stock pursuant to the Business Combination. Our Sponsor acquired shares of Class A Common Stock and Private Warrants exercisable for shares of Class A Common Stock concurrently with our IPO (including shares converted from Class F Common Stock into shares of Class A Common Stock in connection with the Business Combination) and in the Private Placement. Messrs. Randall Bort, William Patton and Jeffery Rea acquired 25,000 shares each of Class F Common Stock in connection with the Company’s IPO, which shares converted into shares of Class A Common Stock at the closing of the Business Combination. In each case, the acquisition of such shares of Class A Common Stock, shares of Class B Common Stock, Class B Units or shares of Class F Common Stock was exempt from registration under the Securities Act. The Selling Stockholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in Class A Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders for which we are registering Class A Common Stock for resale to the public, and the aggregate principal amount that the Selling Stockholders may offer pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock owned by a particular holder, we treated as outstanding the number of shares of our common stock issuable upon exercise of that particular holder’s warrants, if any, and did not assume exercise of any other holder’s warrants.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Class A Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell all, some or none of such shares in this offering. See “Plan of Distribution.”

The description of our relationships with the Selling Stockholders and their affiliates set forth in “Certain Relationships and Related Transactions, and Director Independence” in our Proxy Statement is incorporated by reference herein.

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Before the Offering	Percentage Beneficially Owned Before the Offering(1)	Shares of Class A Common Stock to be Sold in the Offering	Percentage Beneficially Owned to be Sold in the Offering(1)	Shares of Class A Common Stock Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Howard Altman(2)	114,376	*	114,376	100%	—	—
Rick D. Anderson(3)	27,233	*	27,233	100%	—	—
AP Hostess Holdings, L.P.(4)	22,098,139	22.6%	22,098,139	100%	—	—
Mark Barnhill(5)	16,815	*	16,815	100%	—	—
BeaconLight Master Fund Ltd.(6)	1,920,986	2.0%	217,857	11.3%	1,703,129	1.7%
BSOF Master Fund LP(7)	1,089,287	1.1%	1,089,287	100%	—	—
Randall Bort(8)	25,000	*	25,000	100%	—	—
David M. Buchanan(9)	16,339	*	16,339	100%	—	—
Canyon Balanced Master Fund, Ltd.(10)	938,000	*	938,000	100%	—	—
Canyon-GRF Master Fund II, L.P.(11)	183,000	*	183,000	100%	—	—
Canyon Value Realization Master Fund, L.P.(12)	2,091,143	2.1%	2,091,143	100%	—	—
Canyon Value Realization Fund, L.P.(13)	1,145,000	1.2%	1,145,000	100%	—	—
CDM HB Holdings, LLC(14)	2,496,000	2.5%	2,496,000	100%	—	—
CDM Hostess Class C, LLC(15)	2,326,120	2.4%	2,326,120	100%	—	—
Igor Chacartegui(16)	43,572	*	43,572	100%	—	—
Chalten L.P.(17)	544,643	*	544,643	100%	—	—
Anthony Chirikos(18)	16,340	*	16,340	100%	—	—
Michael and Allison Cohen Family Trust(19)	136,160	*	136,160	100%	—	—
Patrick Cook(20)	10,893	*	10,893	100%	—	—
Matthew Crawford(21)	27,233	*	27,233	100%	—	—
John P. Danner(22)	25,599	*	25,599	100%	—	—
Cary Devore(23)	32,679	*	32,679	100%	—	—
Steven G. Eisner(24)	16,340	*	16,340	100%	—	—
Scott Erickson(25)	10,893	*	10,893	100%	—	—
Andrew and Laura Freedman Trust(26)	21,786	*	21,786	100%	—	—
Damian Giangiacomo Trust(27)	136,160	*	136,160	100%	—	—
Jonathan Gimbel(28)	21,786	*	21,786	100%	—	—
Fernando Goni(29)	67,262	*	67,262	100%	—	—
Fidelity Roth IRA Anand U Gowda – Roth Individual Retirement Account – FMTC Custodian(30)	10,633	*	10,633	100%	—	—
Fidelity SEP-IRA Anand U Gowda – SEP-IRA – Fidelity Management Trust Co – Custodian(31)	37,633	*	37,633	100%	—	—
Gores Sponsor LLC(32)	22,324,732	21.0%	22,324,732	100%	—	—
Gowber LLC(33)	169,592	*	169,592	100%	—	—
Anand U. Gowda(34)	39,214	*	39,214	100%	—	—
Andrew J. Greenlee Revocable Trust UAD 3/11/2010, as Amended and Restated(35)	108,929	*	108,929	100%	—	—
Guagliano Family Trust(36)	65,358	*	65,358	100%	—	—
Hamilton Lane Strategic Opportunities 2016 Fund LP(37)	816,965	*	816,965	100%	—	—
Eric M. Harnish(38)	16,340	*	16,340	100%	—	—
Hattler Family Trust(39)	54,465	*	54,465	100%	—	—

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Before the Offering	Percentage Beneficially Owned Before the Offering(1)	Shares of Class A Common Stock to be Sold in the Offering	Percentage Beneficially Owned to be Sold in the Offering(1)	Shares of Class A Common Stock Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Hostess CDM Co-Invest, LLC(40)	27,544,568	22.0%	27,544,568	100%	—	—
Hostess Sznewajs LLC(41)	16,340	*	16,340	100%	—	—
John A. Janitz Trust VAO 1981(42)	108,929	*	108,929	100%	—	—
Edward A. Johnson(43)	155,357	*	155,357	100%	—	—
Wesley J. Johnston and Catherine Johnston(44)	16,340	*	16,340	100%	—	—
Arnold M. Karp, Minor League LLC(45)	119,822	*	119,822	100%	—	—
Jacob Kotzubei(46)	67,262	*	67,262	100%	—	—
David B. Leeney(47)	10,893	*	10,893	100%	—	—
C. Dean Metropoulos(48)	1,500,000	1.5%	1,500,000	100%	—	—
Kelly Todd Newton(49)	27,233	*	27,233	100%	—	—
Northwestern Mutual Capital Strategic Equity Fund IV, LP(50)	326,786	*	326,786	100%	—	—
The Northwestern Mutual Life Insurance Company(51)	7,556,920	7.7%	7,556,920	100%	—	—
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account(52)	285,938	*	285,938	100%	—	—
Charles Pacheco(53)	108,929	*	108,929	100%	—	—
William Patton(54)	25,000	*	25,000	100%	—	—
Robert Neal Pomroy(55)	49,018	*	49,018	100%	—	—
Jeffery Rea(56)	25,000	*	25,000	100%	—	—
Michael Rechtiene and Sandra Thompson(57)	54,464	*	54,464	100%	—	—
Robbie Reynders(58)	54,464	*	54,464	100%	—	—
Louis Samson(59)	201,786	*	201,786	100%	—	—
Dominick and Cynthia Schiano(60)	108,929	*	108,929	100%	—	—
Mary Ann Sigler(61)	16,815	*	16,815	100%	—	—
Barrett Sprowl(62)	10,893	*	10,893	100%	—	—
Stephen J. Snider(63)	13,617	*	13,617	100%	—	—
The Mark Ronald Stone Trust(64)	155,358	*	155,358	100%	—	—
Teachers’ Retirement System of the State of Illinois(65)	3,267,858	3.3%	3,267,858	100%	—	—
Andrew M. Tweddle Trust(66)	108,929	*	108,929	100%	—	—
Steven C. Yager(67)	67,262		67,262	100%	—	—
Carl Zocchi(68)	108,929	*	108,929	100%	—	—

(1)	Based upon 97,589,217 shares of Class A Common Stock outstanding as of November 5, 2016.
(2)	The business address of Mr. Altman is 1609 N. Stanley Avenue, Los Angeles, CA 90046. Mr. Altman is an employee of entities affiliated with Mr. Metropoulos.
(3)	The business address of Mr. Anderson is 52 Jane Jacobs, Mount Pleasant, SC 29464.
(4)	The business address of AP Hostess Holdings, L.P. is 9 West 57th Street, 43rd Floor, New York, New York 10019. AP Hostess Holdings GP, LLC (“APHHGP”) is the general partner of AP Hostess Holdings. Apollo Management VII (“Management VII”) is a private equity fund investment adviser registered with the SEC as an investment adviser and is the sole manager of APHHGP. AIF VII Management , LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, LP (“Apollo Management”) is registered as an investment adviser with the SEC and is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, LP (“Management Holdings”) serves as the sole member and manager of Apollo Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP,” and, together with AP Hostess Holdings, APHHGP, Management VII, AIF VII, Apollo Management, Apollo Management GP and Management Holdings, the “Apollo Entities”) serves as the general partner of Management Holdings. The managers and principal executive officers of Management Holdings GP are Messrs. Leon D. Black, Joshua Harris and Marc Rowan.

Each of the Apollo Entities disclaims beneficial ownership of any shares of the Company’s Class A Common Stock owned of record by AP Hostess Holdings and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Company’s Class A Common Stock owned of record by AP Hostess Holdings, in each case except to the extent of any pecuniary interest therein.

(5)	The business address of Mr. Barnhill is 360 N. Crescent Drive, Beverly Hills, CA 90210. Mr. Barnhill is an employee of The Gores Group and/or certain of its affiliates.

(6)	The business address of BeaconLight Master Fund Ltd. is 350 Madison Avenue, 22nd Floor, New York, NY 10017. All of the outstanding shares of BeaconLight Master Fund Ltd. are owned by BeaconLight Domestic Fund, LP and BeaconLight Offshore Fund Ltd. BeaconLight Capital LLC is the investment manager of each of BeaconLight Domestic Fund, LP and BeaconLight Offshore Fund Ltd. and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned by BeaconLight Master Fund Ltd.
(7)	The business address of BSOF Master Fund LP is 11100 Santa Monica Blvd., Suite 265, Los Angeles, CA 90025. Nexus Capital Management LP, which is controlled by Damian Giangiacomo, is the asset manager of BSOF Master Fund LP and, accordingly, each of Nexus Capital Management LP and Mr. Giangiacomo may be deemed to have beneficial ownership over the shares of our Class A Common Stock owned by BSOF Master Fund LP.
(8)	The business address of Mr. Bort is 1 East Armour Boulevard, Kansas City, Missouri. Mr. Bort is a former director of the Company.
(9)	The business address of Mr. Buchanan is 1 Caldwell Lane, Ladera Ranch, CA 92694. Mr. Buchanan is an employee of entities affiliated with Mr. Metropoulos.
(10)	The business address of Canyon Balanced Master Fund, Ltd. is Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Canyon Capital Advisors LLC possesses voting power and investment power with respect to the shares of our Class A Common Stock Held by thereby and, accordingly, may be deemed to have beneficial ownership thereof.
(11)	The business address of Canyon-GRF Master Fund II, L.P. is Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Canyon Capital Advisors LLC possesses voting power and investment power with respect to the shares of our Class A Common Stock Held by thereby and, accordingly, may be deemed to have beneficial ownership thereof.
(12)	The business address of Canyon Value Realization Fund, L.P. is 2000 Avenue of the Stars, Suite 1100, Los Angeles, CA 90067. Canyon Capital Advisors LLC possesses voting power and investment power with respect to the shares of our Class A Common Stock Held by thereby and, accordingly, may be deemed to have beneficial ownership thereof.
(13)	The business address of The Canyon Value Realization Master Fund, L.P. is Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Canyon Capital Advisors LLC possesses voting power and investment power with respect to the shares of our Class A Common Stock Held by thereby and, accordingly, may be deemed to have beneficial ownership thereof.
(14)	The business address of CDM HB Holdings, LLC is 200 Greenwich Avenue, Greenwich, CT 06830. Mr. Metropoulos has a pecuniary interest in, and sole voting and investment power with respect to, shares of Class A Common Stock held by CDM HB Holdings, LLC and, accordingly, may be deemed the beneficial owner thereof. See Notes 15, 40 and 48 below.
(15)	The business address of CDM Hostess Class C, LLC is 200 Greenwich Avenue, Greenwich, CT 06830. Mr. Metropoulos has sole voting and investment power with respect to shares of Class A Common Stock held by CDM Hostess Class C, LLC and, accordingly, may be deemed the beneficial owner thereof. Mr. Metropoulos also has an indirect pecuniary interest in 1,767,853 of such shares of Class A Common Stock. See Note 14 above and Notes 40 and 48 below.
(16)	The business address of Mr. Chacartegui is Flat 12A, Evesham House, Hereford Rd., London W24PD, United Kingdom. Mr. Chacartegui is an employee of The Gores Group and/or certain of its affiliates.
(17)	The business address of Chalten L.P. is c/o Bedell Trust Cayman Limited, P.O. Box 448, Georgetown, Grand Cayman, KY1-1106, Attn: Richard Joynt. Maria Triep Pfeffer is the sole shareholder of Chalten Ltd., the general partner of Chalten L.P. and, accordingly, may be deemed to have beneficial ownership over the shares of our Class A Common Stock held by Chalten L.P.
(18)	The business address of Mr. Chirikos is 8293 Cattail Drive, Niwot, CO 80503.
(19)	The business address of the Michael and Allison Cohen Family Trust is 3045 McConnell Drive, Los Angeles, CA 90064. Each of Michael Cohen and Allison Cohen is a trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Mr. Cohen is a partner of Nexus Capital Management LP. Please see note 6 for more information.
(20)	The business address of Mr. Cook is 12868 Via Latina, Del Mar, CA 92014. Mr. Cook is an employee of entities affiliated with Mr. Metropoulos.
(21)	The business address of Mr. Crawford is 4205 Churchill Downs, Austin, TX 78746.
(22)	The business address of Mr. Danner is 9800 Wilshire Blvd., Beverly Hills, CA 90212.
(23)	The business address of Mr. Devore is 12526 High Bluff Dr., San Diego, CA 92130. Mr. Devore is an employee of entities affiliated with Mr. Metropoulos.
(24)	The business address of Mr. Eisner is 4835 Oak Park Ave., Encino, CA 91316. Mr. Eisner is an employee of The Gores Group and/or certain of its affiliates.
(25)	The business address of Mr. Erickson is 592 1st Street, Hermosa Beach, CA 90254 Mr. Erickson is an employee of The Gores Group and/or certain of its affiliates.
(26)	The business address of the Andrew and Laura Freedman Trust is 3960 Prada del Trigo, Calabasas, CA. Each of Andrew Freedman and Laura Freedman is a trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby.
(27)	The business address of the Damian Giangiacomo Trust is 11100 Santa Monica Blvd., Suite 265, Los Angeles, CA 90025. Damian J. Giangiacomo is the trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Mr. Giangiacomo controls Nexus Capital Management LP, which has voting control via managed account relationship over the 1,089,287 shares held by BSOF Master Fund LP. Please see note 6 for more information.
(28)	The business address of Mr. Gimbel is 3060 Danalda Drive, Los Angeles CA 90064. Mr. Gimbel is an employee of The Gores Group and/or certain of its affiliates.
(29)	The business address of Mr. Goni is 4th Floor, 52 Conduit St., London W1S 2YX, United Kingdom. Mr. Goni is an employee of The Gores Group and/or certain of its affiliates.

(30)	The business address of Fidelity Roth IRA Anand U Gowda – Roth Individual Retirement Account – FMTC Custodian is 15750 El Camino Real, Ranch Santa Fe, CA 92067. Anand U. Gowda is the beneficiary of the IRA and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby.
(31)	The business address of Fidelity SEP-IRA Anand U Gowda – SEP-IRA – Fidelity Management Trust Co – Custodian is 15750 El Camino Real, Ranch Santa Fe, CA 92067. Anand U. Gowda is the beneficiary of the IRA and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby.
(32)	The business address of Gores Sponsor LLC is 9800 Wilshire Blvd., Beverly Hills, California 90212. Gores Sponsor LLC is controlled indirectly by Alec Gores and Tom Gores and, accordingly, each of Alec and Tom Gores may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Each of Alec and Tom Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.
(33)	The business address of Gowber LLC is 15750 El Camino Real, Ranch Santa Fe, CA 92067. Anand U. Gowda is the sole managing member of Gowber LLC and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby.
(34)	The business address of Mr. Gowda is 15750 El Camino Real, Ranch Santa Fe, CA 92067. Mr. Gowda is an employee of entities affiliated with Mr. Metropoulos.
(35)	The business address of the Andrew J. Greenlee Revocable Trust UAD 3/11/2010, as Amended and Restated, is 2700 High Meadow Circle, Auburn Hills, MI 48326. Andrew J. Greenlee is the trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby.
(36)	The business address of the Guagliano Family Trust is 601 Cascada Way, Los Angeles, CA 900492700 High Meadow Circle, Auburn Hills, MI 48326. Each of Anthony J. Guagliano and Francesca G. Guagliano is a trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Mr. Guagliano is an employee of The Gores Group and/or certain of its affiliates.
(37)	The business address of Hamilton Lane Strategic Opportunities 2016 Fund LP is One Presidential Boulevard, 4th Floor, Bala Cynwyd, PA 19004. Hamilton Lane Securities, LLC is a wholly-owned subsidiary of Hamilton Lane Advisors, L.L.C. (“HLA”). HLA is 100% owner of Hamilton Lane Strategic Opportunities 2016 GP LLC (“HL GP”), which is the general partner of Hamilton Lane Strategic Opportunities 2016 Fund LP and accordingly each of HLA and HL GP may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby.
(38)	The business address of Mr. Harnish is 3512 Avenida Pantera, Carlsbad, CA 92009.
(39)	The business address of Hattler Family Trust is 519 Hillcrest Rd., Beverly Hills, CA 90210. Each of Eric R. Hattler and Carol Crowe Hattler are the trustees of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Mr. Hattler is an employee of The Gores Group and certain of its affiliates.
(40)	The business address of Hostess CDM Co-Invest, LLC is 200 Greenwich Avenue, Greenwich, CT 06830. Mr. Metropoulos has sole voting and investment power with respect to shares of our Class A Common Stock held by Hostess CDM Co-Invest, LLC and, accordingly, may be deemed the beneficial owner thereof. Mr. Metropoulos also has an indirect pecuniary interest in 3,526,064 of such shares of Class A Common Stock. See Notes 14 and 15 above and Note 48 below.
(41)	The business address of Hostess Sznewajs LLC is 1800 Palm, Manhattan Beach, CA 90266. Chris Sznewajs is the sole managing member of Hostess Sznewajs LLC and, accordingly, may be deemed to have beneficial ownership of the shares of Class A Common Stock owned thereby. Mr. Sznewajs is an employee of The Gores Group, LLC and/or certain of its affiliates.
(42)	The business address of John A. Janitz Trust VAO 1981 is 44474 Broadmoor Blvd., Northville, MI 48168. John A. Janitz, Sr. is the trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Evergreen Capital Partners LLC, an affiliate of Mr. Janitz, received sourcing and diligence fees from the Company in connection with the closing of the Transactions.
(43)	The business address of Mr. Johnson is 57 Old Orchard Lane, Scarsdale, NY 10583. Mr. Johnson is an employee of the Gores Group and/or certain of its affiliates.
(44)	The business address of Wesley and Catherine Johnston is 10032 Avenel Farm Drive, Potomac, MD 20854. Mr. Johnston is an employee of The Gores Group and/or certain of its affiliates.
(45)	The business address of Arnold M. Karp, Minor League LLC is 16 Cross Street, New Canaan, CT 06480. Arnold M. Karp is the sole managing member of Arnold M. Karp, Minor League LLC and, accordingly, may be deemed to have beneficial ownership of the shares of Class A Common Stock owned thereby.
(46)	The business address of Mr. Kotzubei is 2691 Wallingford Drive, Beverly Hills, CA 90210. Mr. Kotzubei is an employee of The Gores Group and certain of its affiliates.
(47)	The business address of Mr. Leeney is 1238 12th Street, Unit #4, Santa Monica, CA 90401. Mr. Leeney is an employee of The Gores Group and/or certain of its affiliates.
(48)	The business address of Mr. Metropoulos is 200 Greenwich Avenue, Greenwich, CT 06830. Consists of (i) 500,000 shares of Class A Common Stock and (ii) 1,000,000 shares of Class A Common Stock issuable upon exercise of 2,000,000 Private Warrants. See Notes 14, 15 and 40 above.
(49)	The business address of Mr. Newton is 3107 Point O Woods, Austin, TX 78735.
(50)	The business address of Northwestern Mutual Capital Strategic Equity Fund IV, LP is 720 East Wisconsin Avenue, Milwaukee, WI 53202. The Northwestern Mutual Life Insurance Company controls the selling stockholder and, accordingly, may be deemed to have beneficial ownership of the shares held thereby.

(51)	The business address of The Northwestern Mutual Life Insurance Company is 720 East Wisconsin Avenue, Milwaukee, WI 53202. The Northwestern Mutual Life Insurance Company controls the selling stockholder and, accordingly, may be deemed to have beneficial ownership of the shares held thereby.
(52)	The business address of The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account is 720 East Wisconsin Avenue, Milwaukee, WI 53202. The Northwestern Mutual Life Insurance Company controls the selling stockholder and, accordingly, may be deemed to have beneficial ownership of the shares held thereby.
(53)	The business address of Mr. Pacheco is 170 N. Normandie Ave. Los Angeles, CA 90004.
(54)	The business address of Mr. Patton is 1 East Armour Boulevard, Kansas City, Missouri. Mr. Patton is a former director of the Company.
(55)	The business address of Mr. Pomroy is 1 Timber Trail, Rye, NY 10580.
(56)	The business address of Mr. Rea is 1 East Armour Boulevard, Kansas City, Missouri. Mr. Rea is a former director of the Company.
(57)	The business address of Mr. Rechtiene and Ms. Thompson is 2231 Buttonwood Rd., Berwyn, PA 19312.
(58)	The business address of Mr. Reynders is 52 Conduit Street, London W1S 2YX, United Kingdom. Mr. Reynders is an employee of The Gores Group and/or certain of its affiliates.
(59)	The business address of Mr. Samson is 44 Partridge Hollow Rd., Greenwich, CT 06831. Mr. Samson is an employee of The Gores Group and certain of its affiliates.
(60)	The business address of Dominick and Cynthia Schiano is 30275 Oakleaf Lane, Franklin, MI 48025. Evergreen Capital Partners LLC, an affiliate of Dominick and Cynthia Schiano, received sourcing and diligence fees from the Company in connection with the closing of the Transactions.
(61)	The business address of Ms. Sigler is 10560 Wilshire Blvd., #1001, Los Angeles, CA 90024. Ms. Sigler is an employee of The Gores Group and/or certain of its affiliates.
(62)	The business address of Mr. Sprowl is 127 S. Bowling Green Way, Los Angeles, CA 90049. Mr. Sprowl is an employee of The Gores Group and/or certain of its affiliates.
(63)	The business address of Mr. Snider is 5 Hoagland Way, Ringoes, NJ 08551.
(64)	The business address of the Mark Ronald Stone Trust is 8030 Glenwild Drive, Park City, UT 84098. Mark Stone is the trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. Mr. Stone is a director of the Company and an employee of The Gores Group and/or certain of its affiliates.
(65)	The business address of Teachers’ Retirement System of the State of Illinois is 2815 West Washington Street, Springfield, IL 62702.
(66)	The business address of the Andrew M. Tweddle Trust is 1535 SE 17th St., #208, Ft. Lauderdale, FL 33316. Andrew M. Tweddle is the trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby.
(67)	The business address of Mr. Yager is 01459 Mountain Rd., East Jordan, MI 49727. Mr. Yager is an employee of The Gores Group and/or certain of its affiliates.
(68)	The business address of Mr. Zocchi is 4080 Port Chicago Highway, Concord, CA 94520.

PLAN OF DISTRIBUTION

We are registering 105,596,708 shares of our Class A Common Stock for possible sale by the Selling Stockholders and 18,750,000 shares of Class A Common Stock underlying our Public Warrants upon the exercise of the Public Warrants by the holders thereof.

The shares of Class A Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Capital Market;

•	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and
•	through a combination of any of the above methods of sale

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or other federal or state law.

We have agreed with the Selling Stockholders to use all reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (ii) two years after the effective date of the registration statement.

Exercise of Public Warrants

The Public Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Public Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrants will be required to be exercised on a cashless basis in the event of a redemption of the Public Warrants pursuant to the warrant agreement governing the Public Warrants in which our board of directors has elected to require all holders of the Public Warrants who exercise their Public Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants to be exercised, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the Public Warrants. If, upon the exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up to the nearest whole number the number of shares of common stock to be issued to such holder.

LEGAL MATTERS

The validity of the Class A Common Stock covered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The audited financial statements of the Company as of December 31, 2015 and for the period from June 1, 2015 (inception) to December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Hostess Holdings, L.P. as of December 31, 2015 and December 31, 2014 and for the years ended December 31, 2015 and December 31, 2014 and the period from February 6, 2013 (inception) through December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.hostessbrands.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Apollo, Gores and Mr. Metropoulos, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Definitive Proxy Statement on Schedule 14A with respect to the Business Combination filed with the SEC on October 21, 2016 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 17, 2016;

•	our Quarterly Report on Form 10-Q, for the fiscal quarter ended June 30, 2016, filed with the SEC on August 9, 2016;

•	our Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2016, filed with the SEC on May 6, 2016;

•	our Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2016, filed with the SEC on November 3, 2016;

•	our Current Report on Form 8-K filed with the SEC on November 22, 2016;

•	our Current Report on Form 8-K filed with the SEC on November 9, 2016;

•	our Current Report on Form 8-K filed with the SEC on August 15, 2016;

•	our Current Report on Form 8-K, filed with the SEC on July 28, 2016;

•	our Current Report on Form 8-K, filed with the SEC on July 5, 2016 (other than those portions of such Current Report not deemed to be “filed” with the SEC);

•	our Current Report on Form 8-K, filed with the SEC on March 22, 2016;

•	our Current Report on Form 8-K, filed with the SEC on January 19, 2016;

•	the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on August 11, 2015, including any amendment or report filed for the purpose of updating such description

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-37540) after the date of this prospectus and before the completion of the offering contemplated hereby.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.hostessbrands.com), or by writing or telephoning us at the following address:

Hostess Brands, Inc.

1 East Armour Boulevard

Kansas City, Missouri 64111

(816) 701-4600

20,101,231 Shares

Hostess Brands, Inc.

Class A Common Stock

Credit Suisse

Morgan Stanley

Barclays

Deutsche Bank Securities

RBC Capital Markets

UBS Investment Bank